                                                                    EXHIBIT 99.1



CONOCO INC.'S AUDITED 2001 CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX

                                                                                                              PAGE

Report of Management......................................................................................       1

Audited Consolidated Financial Statements

   Report of Independent Accountants......................................................................       2

   Consolidated Statement of Income - Year Ended December 31, 2001, 2000 and 1999.........................       3

   Consolidated Balance Sheet - at December 31, 2001 and 2000.............................................       4

   Consolidated Statement of Stockholders' Equity and Accumulated Other Comprehensive
     Loss - Years Ended December 31, 2001, 2000 and 1999..................................................       5

   Consolidated Statement of Cash Flows - Year Ended December 31, 2001, 2000 and 1999.....................       6

   Notes to Consolidated Financial Statements.............................................................       7

Unaudited Financial Information

   Supplemental Petroleum Data - 2001, 2000 and 1999......................................................      43

   Consolidated Quarterly Financial Data - 2001 and 2000..................................................      52

                              REPORT OF MANAGEMENT

         Management of Conoco Inc. is responsible for preparing the accompanying consolidated financial statements and other information. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles considered by management to present fairly Conoco's financial position, results of operations and cash flows. The consolidated financial statements include some amounts that are based on management's best estimates and judgments.

         Conoco's system of internal controls is designed to provide reasonable assurance as to the protection of assets against loss from unauthorized use or disposition, and the reliability of financial records for preparing financial statements and maintaining accountability for assets. Conoco's business ethics policy is the cornerstone of our internal control system. This policy sets forth management's commitment to conduct business worldwide with the highest ethical standards and in conformity with applicable laws. The business ethics policy also requires that all documents supporting transactions clearly describe their true nature and that all transactions be properly reported and classified in the financial records. An extensive internal audit program monitors Conoco's system of internal controls. Management believes Conoco's system of internal controls meets the objective noted above.

         Conoco's independent accountants, PricewaterhouseCoopers LLP, have audited the consolidated financial statements. The purpose of their audit is to independently affirm the fairness of management's reporting of financial position, results of operations and cash flows. Management has made available to PricewaterhouseCoopers LLP all of Conoco's financial records and related data, as well as the minutes of the stockholders' and directors' meetings. To express the opinion set forth in their report, PricewaterhouseCoopers LLP evaluates the internal controls to the extent they deem necessary. The adequacy of Conoco's internal control systems and the accounting principles employed in financial reporting are under the general oversight of the Audit and Compliance Committee of the Board of Directors. This committee also has responsibility for employing the independent accountants, subject to stockholder ratification. All members of this committee are independent of Conoco, pursuant to the rules of the New York Stock Exchange. The independent accountants and the internal auditors have direct access to the Audit and Compliance Committee, and they meet with the Audit and Compliance Committee from time to time, with and without management present, to discuss accounting, auditing and financial reporting matters.



        /s/ ARCHIE W. DUNHAM                   /s/ ROBERT W. GOLDMAN                   /s/ W. DAVID WELCH
-----------------------------------      --------------------------------       --------------------------------
          Archie W. Dunham                       Robert W. Goldman                       W. David Welch
      Chairman, President and             Senior Vice President, Finance,       Vice President, Controller and
      Chief Executive Officer               and Chief Financial Officer          Principal Accounting Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and the Board of Directors of Conoco Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and accumulated other comprehensive loss, and of cash flows present fairly, in all material respects, the financial position of Conoco Inc. and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in note 9 to the consolidated financial statements, in accordance with the requirements of Statement of Financial Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," the Company changed its method of accounting for derivative instruments and hedging activities effective January 1, 2001.


PRICEWATERHOUSECOOPERS LLP


Houston, Texas
February 19, 2002

                                   CONOCO INC.

                        CONSOLIDATED STATEMENT OF INCOME


                                                                                    YEAR ENDED DECEMBER 31
                                                                           -----------------------------------------
                                                                              2001            2000           1999
                                                                           ----------      ----------     ----------
                                                                                (IN MILLIONS, EXCEPT PER SHARE)
Revenues
   Sales and other operating revenues* ...............................     $   38,737      $   38,737     $   27,039
   Equity in earnings of affiliates (note 15) ........................            181             277            150
   Other income (note 4) .............................................            621             273            120
                                                                           ----------      ----------     ----------
         Total revenues ..............................................         39,539          39,287         27,309
                                                                           ----------      ----------     ----------

Costs and expenses
   Cost of goods sold** ..............................................         23,043          23,921         14,781
   Operating expenses ................................................          3,053           2,215          2,060
   Selling, general and administrative expenses ......................            888             794            809
   Exploration expenses ..............................................            378             279            270
   Depreciation, depletion and amortization ..........................          1,811           1,301          1,193
   Taxes other than on income* (note 5) ..............................          6,983           6,981          6,668
   Interest and debt expense (note 6) ................................            396             338            311
                                                                           ----------      ----------     ----------
          Total costs and expenses ...................................         36,552          35,829         26,092
                                                                           ----------      ----------     ----------
Income before income taxes ...........................................          2,987           3,458          1,217
Income tax expense (note 7) ..........................................          1,391           1,556            473
                                                                           ----------      ----------     ----------
Income before extraordinary item and accounting change ...............          1,596           1,902            744
Extraordinary item, charge for the early extinguishment of debt,
    net of income taxes of $33 (note 8) ..............................            (44)             --             --
Cumulative effect of accounting change, net of income taxes of $22
    (note 9) .........................................................             37              --             --
                                                                           ----------      ----------     ----------
Net income ...........................................................     $    1,589      $    1,902     $      744
                                                                           ==========      ==========     ==========

Earnings per share (note 10)
  Basic
    Before extraordinary item and accounting change ..................     $     2.55      $     3.05     $     1.19
    Extraordinary item ...............................................           (.07)             --             --
    Cumulative effect of accounting change ...........................            .06              --             --
                                                                           ----------      ----------     ----------
                                                                           $     2.54      $     3.05     $     1.19
                                                                           ==========      ==========     ==========

  Diluted
    Before extraordinary item and accounting change ..................     $     2.51      $     3.00     $     1.17
    Extraordinary item ...............................................           (.07)             --             --
    Cumulative effect of accounting change ...........................            .06              --             --
                                                                           ----------      ----------     ----------
                                                                           $     2.50      $     3.00     $     1.17
                                                                           ==========      ==========     ==========

Weighted-average shares outstanding (note 10)
    Basic ............................................................            626             624            627
    Diluted ..........................................................            635             633            636

----------

*  Includes petroleum excise taxes ...................................     $    6,744      $    6,774     $    6,492
** Excludes refining depreciation ....................................     $      127      $      122     $      116

          See accompanying notes to consolidated financial statements.

                                   CONOCO INC.

                           CONSOLIDATED BALANCE SHEET

                                                                                            DECEMBER 31
                                                                                     --------------------------
                                                                                        2001            2000
                                                                                     ----------      ----------
                                                                                           (IN MILLIONS)

                                                     ASSETS

Current assets
   Cash and cash equivalents ...................................................     $      388      $      342
   Accounts and notes receivable (note 11) .....................................          1,894           1,837
   Inventories (note 12) .......................................................            995             791
   Other current assets (note 13) ..............................................          1,066             441
                                                                                     ----------      ----------
         Total current assets ..................................................          4,343           3,411
Property, plant and equipment (note 14) ........................................         30,224          23,890
Less: accumulated depreciation, depletion and amortization .....................        (12,306)        (11,683)
                                                                                     ----------      ----------
Net property, plant and equipment ..............................................         17,918          12,207
Investment in affiliates (note 15) .............................................          1,894           1,831
Goodwill (note 3) ..............................................................          2,933              10
Other assets (note 16) .........................................................            816             668
                                                                                     ----------      ----------
Total assets ...................................................................     $   27,904      $   18,127
                                                                                     ==========      ==========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable (note 17) ..................................................     $    1,950      $    1,723
   Short-term borrowings and capital lease obligations (note 18) ...............          1,125             256
   Income taxes (note 7) .......................................................            530             665
   Other accrued liabilities (note 19) .........................................          1,897           1,543
                                                                                     ----------      ----------
         Total current liabilities .............................................          5,502           4,187
Long-term borrowings and capital lease obligations (note 20) ...................          8,267           4,138
Deferred income taxes (note 7) .................................................          3,975           1,911
Other liabilities and deferred credits (note 21) ...............................          2,346           1,926
                                                                                     ----------      ----------
         Total liabilities .....................................................         20,090          12,162
                                                                                     ----------      ----------

Commitments and contingent liabilities (note 28)
Minority interests (note 22) ...................................................          1,204             337
Stockholders' equity (note 23)
   Preferred stock, $.01 par value
     250,000,000 shares authorized; none issued ................................             --              --
   Common stock, $.01 par value (note 23)
     4,600,000,000 shares authorized, 628,938,046 shares issued with
       625,658,528 shares outstanding at December 31, 2001; 4,599,776,271 shares authorized, 628,284,303 shares issued with 623,432,840 shares
       outstanding at December 31, 2000 ........................................              6               6
   Additional paid-in capital ..................................................          5,044           4,932
   Retained earnings ...........................................................          2,537           1,460
   Accumulated other comprehensive loss (note 24) ..............................           (894)           (653)
   Treasury stock, at cost
     3,279,518 and 4,851,463 shares at December 31, 2001, and
       December 31, 2000, respectively .........................................            (83)           (117)
                                                                                     ----------      ----------
         Total stockholders' equity ............................................          6,610           5,628
                                                                                     ----------      ----------
Total liabilities and stockholders' equity .....................................     $   27,904      $   18,127
                                                                                     ==========      ==========


          See accompanying notes to consolidated financial statements.

                                   CONOCO INC.

      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND ACCUMULATED OTHER
                               COMPREHENSIVE LOSS

                                (NOTES 23 AND 24)

                                                                           RETAINED
                                                           ADDITIONAL      EARNINGS                    ACCUMULATED OTHER
                                                  COMMON    PAID-IN     (ACCUMULATED   COMPREHENSIVE     COMPREHENSIVE     TREASURY
                                                   STOCK    CAPITAL        DEFICIT)        INCOME             LOSS           STOCK
                                                  ------   ----------   ------------   -------------   -----------------   --------
                                                                                    (IN MILLIONS)

Balance January 1, 1999 ........................  $    6   $    4,955   $       (244)                  $            (274)  $     (5)

Comprehensive income
   Net income ..................................                                 744   $         744
   Other comprehensive income (loss)
     Foreign currency translation adjustment ...                                                (162)
     Minimum pension liability adjustment ......                                                  64
                                                                                       -------------
       Other comprehensive loss ................                                                 (98)                (98)
                                                                                       -------------
Comprehensive income ...........................                                       $         646
                                                                                       =============
Adjustment to capitalization from DuPont .......                  (26)
Dividends ......................................                                (445)
Compensation plans .............................                   12
Treasury stock - purchases .....................                                                                                (87)
               - issuances .....................                                 (11)                                            28
                                                  ------   ----------   ------------                   -----------------  ---------
Balance December 31, 1999 ......................       6        4,941             44                                (372)       (64)
Comprehensive income
   Net income ..................................                               1,902   $       1,902
   Other comprehensive income (loss)
     Foreign currency translation adjustment ...                                                (272)
     Minimum pension liability adjustment ......                                                  (9)
                                                                                       -------------
       Other comprehensive loss ................                                                (281)               (281)
                                                                                       -------------
Comprehensive income ...........................                                       $       1,621
                                                                                       =============
Dividends ......................................                                (474)
Compensation plans .............................                                   5
Redemption of minority interests ...............                   (9)
Treasury stock - purchases .....................                                                                                (90)
               - issuances .....................                                 (17)                                            37
                                                  ------   ----------   ------------                   -----------------   --------
Balance December 31, 2000 ......................       6        4,932          1,460                                (653)      (117)
Comprehensive income
   Net income ..................................                               1,589   $       1,589
   Other comprehensive income (loss)
     Foreign currency translation adjustment ...                                                (309)
     Minimum pension liability adjustment ......                                                 (19)
     Unrealized gains on derivatives ...........                                                  86
     Unrealized gain on derivatives from
      adoption of SFAS No. 133 .................                                                   1
                                                                                       -------------
       Other comprehensive loss ................                                                (241)               (241)
                                                                                       -------------
Comprehensive income ...........................                                       $       1,348
                                                                                       =============
Adjustment to capitalization from DuPont .......                   93
Dividends ......................................                                (474)
Compensation plans .............................                   24
Redemption of minority interests ...............                   (3)
Costs related to the combination of Class
 A and B stock .................................                   (2)
Treasury stock - purchases .....................                                                                                (37)
               - issuances .....................                                 (38)                                            71
                                                  ------   ----------   ------------                   -----------------   --------
Balance December 31, 2001 ......................  $    6   $    5,044   $      2,537                   $            (894)  $    (83)
                                                  ======   ==========   ============                   =================   ========


          See accompanying notes to consolidated financial statements.

                                   CONOCO INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                  YEAR ENDED DECEMBER 31
                                                                                            ----------------------------------
                                                                                              2001         2000         1999
                                                                                            --------     --------     --------
                                                                                                      (IN MILLIONS)
Cash provided by operations
    Net income .........................................................................    $  1,589     $  1,902     $    744
    Adjustments to reconcile net income to cash provided by operations
      Extraordinary item, charge for the early extinguishment of debt (note 8) .........          77           --           --
      Cumulative effect of accounting change (note 9) ..................................         (59)          --           --
      Depreciation, depletion and amortization .........................................       1,811        1,301        1,193
      Dry hole costs and impairment of unproved properties .............................         116           88          131
      Deferred tax expense (note 7) ....................................................         282          236         (111)
      Income applicable to minority interests ..........................................          23           24           25
      Gain on asset dispositions .......................................................        (311)         (72)         (20)
      Dividends received greater than (less than) equity in earnings from affiliates ...          17         (145)         (73)
      Other non-cash charges and (credits) - net .......................................         136          (87)         (18)
      Decrease (increase) in operating assets
        Accounts and notes receivable ..................................................         521         (153)        (573)
        Inventories ....................................................................        (159)        (119)          80
        Other operating assets .........................................................        (724)        (313)         107
      Increase (decrease) in operating liabilities
        Accounts and other operating payables ..........................................         132          567          639
        Income and other taxes payable .................................................        (310)         209           92
                                                                                            --------     --------     --------
           Cash provided by operations .................................................       3,141        3,438        2,216
                                                                                            --------     --------     --------
Investing activities
    Purchases of property, plant and equipment .........................................      (2,702)      (1,921)      (1,675)
    Purchase of Gulf Canada - net of cash acquired (note 3) ............................      (4,318)          --           --
    Purchases of businesses - net of cash acquired .....................................          --         (661)          --
    Investments in affiliates - additions ..............................................        (133)        (173)        (272)
                              - repayment of loans and advances ........................          14           64           45
    Proceeds from sales of assets and subsidiaries .....................................         795          222          162
    Net (increase) decrease in short-term financial instruments ........................          (3)          (3)          34
                                                                                            --------     --------     --------
           Cash used in investing activities ...........................................      (6,347)      (2,472)      (1,706)
                                                                                            --------     --------     --------
Financing activities
    Short-term borrowings (note 18) - receipts .........................................      27,048       28,091       12,778
                                    - payments .........................................     (24,147)     (28,498)     (12,156)
    Long-term borrowings (note 20) - receipts ..........................................       6,195           65        3,970
                                   - payments ..........................................      (5,802)          --          (20)
    Related-party borrowings - receipts ................................................          --           --          865
                             - payments ................................................          --           --       (5,461)
    Treasury stock - purchases .........................................................         (37)         (90)         (87)
                   - proceeds from issuances ...........................................          31           12           13
    Cash dividends .....................................................................        (474)        (474)        (445)
    Cash distribution (to) from DuPont (note 32) .......................................          93           --          (11)
    Minority interests (note 22) - receipts ............................................         488           --          326
                                 - payments ............................................         (33)         (26)        (324)
                                                                                            --------     --------     --------
           Cash provided by (used in) financing activities .............................       3,362         (920)        (552)
                                                                                            --------     --------     --------
Effect of exchange rate changes on cash ................................................        (110)         (21)         (35)
                                                                                            --------     --------     --------
Increase (decrease) in cash and cash equivalents .......................................          46           25          (77)
Cash and cash equivalents at beginning of year .........................................         342          317          394
                                                                                            --------     --------     --------
Cash and cash equivalents at end of year ...............................................    $    388     $    342     $    317
                                                                                            ========     ========     ========


          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

1.   BASIS OF PRESENTATION

     Conoco is an integrated, global energy company that has three operating segments -- upstream, downstream and emerging businesses. Activities of the upstream operating segment include exploring for, developing, producing and selling crude oil, natural gas and natural gas liquids, and Syncrude mining operations (Canadian Syncrude). Downstream operating segment activities include refining crude oil and other feedstocks into petroleum products; buying and selling crude oil and refined products; and transporting, distributing and marketing petroleum products. Emerging businesses operating segment activities include the development of new businesses beyond our traditional operations. Emerging businesses currently is involved in carbon fibers (Conoco Cevolution(R)); natural gas refining, including gas to liquids; and international power. We have five reporting segments. Four of these segments reflect the geographic division between U.S. and international operations in our upstream and downstream businesses, and one segment is for emerging businesses. Corporate includes general corporate expenses, financing costs and other non-operating items and captive insurance operations.

     The initial public offering of Conoco's Class A common stock commenced on October 21, 1998. The initial public offering consisted of approximately 191 million shares of Class A common stock issued at a price of $23.00 per share and represented E.I. du Pont de Nemours and Company's (DuPont) first step in the planned divestiture of Conoco. After the initial public offering, DuPont owned 100 percent of Conoco's Class B common stock (approximately 437 million shares), representing approximately 70 percent of Conoco's outstanding common stock and approximately 92 percent of the combined voting power of all classes of voting stock of Conoco. On August 6, 1999, DuPont concluded an exchange offer to its stockholders, which resulted in all 437 million shares of Class B common stock being distributed to DuPont stockholders. The exchange offer was the final step in DuPont's planned divestiture of Conoco.

     On September 21, 2001, Conoco's shareholders approved the combination of Conoco's Class A and Class B common stock into a single class of new common stock on a one-for-one basis. The combination was effective on October 8, 2001. See note 23 for further details.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

     The accounts of wholly owned and majority-owned subsidiaries are included in the consolidated financial statements. All intercompany balances have been eliminated. The equity method is used to account for investments in corporate entities, partnerships and limited liability companies in which we exert significant influence, generally having a 20 percent to 50 percent ownership interest. Our 50.1 percent non-controlling interest in Petrozuata C.A., located in Venezuela, is accounted for using the equity method. The equity method is used because the minority shareholder, a subsidiary of PDVSA, the national oil company of the Bolivarian Republic of Venezuela, has substantive participating rights, under which all substantive operating decisions (e.g., annual budgets, major financings, selection of senior operating management, etc.) require joint approvals, and therefore Conoco does not effectively control Petrozuata C.A. Undivided interests in oil and gas properties, certain transportation assets and Canadian Syncrude mining operations are accounted for on a proportionate gross basis. Other investments, excluding marketable securities, are carried at cost.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses; the disclosure of contingent assets and liabilities; and the reported amounts of proved oil, gas and Canadian Syncrude reserves. Actual results may differ from those estimates and assumptions.

Revenue Recognition

     Revenues are recorded when title passes to the customer. Revenues from the production of oil and gas properties in which we have interests with other companies are recorded on the basis of sales to customers. Differences between these sales and our share of production are not significant. Revenues from construction service contracts are recorded on a percentage-of-completion method.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


Cash Equivalents

     Cash equivalents represent investments with maturities of three months or less from the time of purchase. They are carried at cost plus accrued interest, which approximates fair value.

Inventories

     Inventories are carried at the lower of cost or market. Cost is determined under the last-in, first-out (LIFO) method for inventories of crude oil and petroleum products and Canadian Syncrude. Cost for remaining inventories, principally materials and supplies, is generally determined by the average cost method. Market is determined on a regional basis and any lower of cost or market write-down is recorded as a permanent adjustment to the cost of inventory.

Property, Plant and Equipment (PP&E)

     PP&E is carried at cost, including interest capitalized on construction projects. Depreciation of PP&E, other than oil and gas and Canadian Syncrude properties, is generally computed on a straight-line basis over the estimated economic lives (of 14 to 25 years for major assets) of the facilities. When assets that are part of a composite group are retired, sold, abandoned or otherwise disposed of, the cost, net of sales proceeds or salvage value, is charged against the accumulated reserve for depreciation, depletion and amortization (DD&A). Where depreciation is accumulated for specific assets, gains or losses on disposal are included in period income.

     Oil and Gas Properties

     We follow the successful efforts method of accounting. Under successful efforts, the costs of property acquisitions, successful exploratory wells, development wells and related support equipment and facilities are capitalized. The costs of producing properties are amortized at the field level on a unit-of-production method.

     Unproved properties that are individually significant are periodically assessed for impairment. The impairment of individually insignificant properties is recorded by amortizing the costs based on past experience and the estimated holding period. Exploratory well costs are expensed in the period a well is determined to be unsuccessful. All other exploration costs, including geological and geophysical costs, production costs and overhead costs, are expensed in the period incurred.

     The estimated costs of dismantlement and removal of oil-and gas-related facilities, well plugging and abandonment, and other site restoration costs are accrued over the properties' productive lives using the unit-of-production method and recognized as a liability as the amortization expense is recorded. See note 21 for further details.

     Syncrude Mining Operations

     Capitalized costs, including support facilities, include the cost of the acquisition and other capital costs incurred. Capital costs are depreciated using the unit-of-production method based on the applicable portion of proven reserves associated with each mine location and its facilities.

     Impairment of Long-lived Assets

     Long-lived assets, including oil and gas properties with recorded values that are not expected to be recovered through future cash flows, are fully written down to current fair value through additional amortization or depreciation provisions in the periods in which the determination of impairments are made. Fair value is generally determined from estimated discounted future net cash flows.

     Capitalized Interest

     Interest from external borrowings is capitalized on major projects with an expected construction period of one year or longer. Capitalized interest is added to the cost of the underlying asset and is amortized over the useful lives of the assets in the same manner as the underlying assets.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


Maintenance and Repair Activities

     We accrue in advance for planned major maintenance. Through December 31, 2001, costs primarily related to work to be done as part of refinery turnarounds and drydock maintenance for tankers, barges and boats are accrued and are classified as liabilities on the balance sheet. However, effective January 1, 2002, we changed to a preferable method of accounting as recommended by the American Institute of Certified Public Accountants' proposed Statement of Position (SOP), "Accounting for Certain Costs and Activities Related to Property, Plant and Equipment" and the Financial Accounting Standards Board's
(FASB) Exposure Draft, "Accounting in Interim and Annual Financial Statements for Certain Costs and Activities Related to Property, Plant and Equipment." Effective with this change, we began expensing all major maintenance costs as incurred. The effect of implementation of this change is a reversal of amounts previously accrued through December 31, 2001, of $47, which will be reported in the first quarter of 2002 as a change in accounting principle. Minor maintenance and repairs are charged to expense as incurred and improvements are capitalized.

Shipping and Handling Costs

     We include shipping and handling costs in cost of goods sold if they are a component of manufacturing of refined products; otherwise they are reported as either operating expense or cost of goods sold, depending on the nature of the cost.

Environmental Costs

     Environmental expenditures are expensed or capitalized, as appropriate, depending on their future economic benefit. Expenditures, which relate to an existing condition caused by past operations, and that do not have future economic benefit, are expensed. Liabilities related to future costs are recorded on an undiscounted basis when environmental assessments and/or remediation activities are probable and the costs can be reasonably estimated.

Stock Compensation

     We apply the intrinsic value method of accounting for stock options as prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Pro forma information regarding changes in net income and earnings per share data (as if the accounting prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," had been applied) is presented in note 25.

Income Taxes

     The provision for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of Conoco's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that some or all of the deferred tax asset will not be realized.

     Provision has been made for income taxes on unremitted earnings of subsidiaries and affiliates, except in cases in which earnings are deemed to be permanently invested.

Foreign Currency Translation

     The local currency is the functional currency for our integrated European and Canadian petroleum operations because it is the currency of the primary economic environment in which those entities operate. For subsidiaries whose functional currency is the local currency, assets and liabilities denominated in local currency are translated into U.S. dollars at end-of-period exchange rates. The resulting translation adjustment is a component of accumulated other comprehensive loss (see note 24). Monetary assets and liabilities denominated in currencies other than the local currency are remeasured into the local currency prior to translation into U.S. dollars. The resulting exchange gains or losses, together with their related tax effects, are included in income in the period in

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


which they occur. Revenues and expenses are translated into U.S. dollars at the average exchange rates in effect during the period.

     For all other subsidiaries, the U.S. dollar is the functional currency. All foreign currency asset and liability amounts are remeasured into U.S. dollars at end-of-period exchange rates. Inventories, prepaid expenses and PP&E are exceptions to this policy and are remeasured at historical rates. Foreign currency revenues and expenses are remeasured at average exchange rates in effect during the year. Exceptions to this policy include all expenses related to balance sheet amounts that are remeasured at historical exchange rates. Exchange gains and losses arising from remeasured foreign currency-denominated monetary assets and liabilities are included in current period income.

Derivative Instruments

     Effective January 1, 2001, we follow the methods prescribed by SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," to account for derivative instruments. Under SFAS No. 133, as amended (SFAS 133), all derivative instruments are recorded on the balance sheet at their fair value. See note 9 for details on the accounting change generated from implementing SFAS 133; note 24 for the impact of implementing SFAS 133 on "Other comprehensive loss;" and note 27 for additional details of the accounting for the gain or loss resulting from changes in the fair value of derivatives designated as hedging instruments.

     Prior to the adoption of SFAS 133, derivative instruments that were designated and qualified as hedges were recognized in income in the period in which the underlying transaction affected earnings. Neither the hedging contracts nor the unrealized gains or losses on these contracts were recognized in the financial statements. All other derivative contracts were reflected at their fair market value on the balance sheet. Changes in market values of all other derivative contracts were reflected in income in the period in which the change occurred.

Reclassifications

     Certain data in the prior years' financial statements have been reclassified to conform to the 2001 presentation.

Recent Accounting Standards

     In early July 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," which revise the accounting for business combinations by requiring that the purchase method of accounting be used on all business combinations initiated after June 30, 2001, and that separately identified intangible assets be recorded as assets. In addition, goodwill must be tested at least annually for impairment and is no longer amortized.

     SFAS No. 141 was applicable to our 2001 acquisition of Gulf Canada Resources Limited (Gulf Canada). SFAS No. 142 was adopted on January 1, 2002. The goodwill we recorded with the acquisition of Gulf Canada, which occurred prior to our adoption of SFAS No. 142, was subject to review for impairment under the provisions of APB Opinion No. 17, "Intangible Assets," and SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." No impairment was recognized on goodwill at December 31, 2001. The impact of these standards on existing goodwill from previous acquisitions is not material.

     The FASB also recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement significantly changes the method of accruing for costs, associated with the retirement of fixed assets (e.g., oil and gas production facilities and oil and gas properties, etc.), that an entity is legally obligated to incur. We will further evaluate the impact and timing of implementing SFAS No. 143. Implementation of this standard is required no later than January 1, 2003, with earlier adoption encouraged.

     In October 2001, the FASB approved SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which clarified certain implementation issues arising from SFAS No. 121. This standard was adopted on January 1, 2002, and there was no impact upon adoption.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


3.   GULF CANADA ACQUISITION

     On July 16, 2001, Conoco, through a wholly owned subsidiary, completed the acquisition of all the ordinary shares of Gulf Canada, now known as Conoco Canada Resources Limited (Conoco Canada) for approximately $4,571 in cash plus assumed liabilities and minority interests. For ease of reference, we will refer to Conoco Canada as Gulf Canada. Prior to the acquisition, Gulf Canada was a Canadian-based independent exploration and production company, with primary operations in western Canada, Indonesia, the Netherlands and Ecuador. Subsequent to the acquisition, operational responsibilities for Gulf Canada's interests in Indonesia, the Netherlands and Ecuador were realigned within Conoco's regional organizational structure, and operationally Conoco's existing Canadian operations were merged with those of Gulf Canada.

     We acquired Gulf Canada to strengthen our oil and gas position in North America, to enhance our competitive position in key regions of the world, to add to our inventory of near-and long-term growth opportunities, to increase our exposure to North American and European markets, and to establish southeast Asia as our fourth core area.

     The following is a table of the calculation and allocation of the purchase price to the assets acquired and liabilities assumed based on their relative fair market values:

CALCULATION OF THE PURCHASE PRICE FOR ASSETS ACQUIRED(1)
   Cash paid for stock purchased ............................................     $  4,551
   Other purchase price costs (e.g., fees, etc.) ............................           20
                                                                                  --------
     Total purchase price for common equity .................................        4,571

Plus fair market value of liabilities assumed and minority interest
   Current and other liabilities ............................................          776
   Debt .....................................................................        1,691
   Deferred tax .............................................................        1,824
   Minority interest ........................................................          552
                                                                                  --------
     Total liabilities and minority interests ...............................        4,843
                                                                                  --------

Total purchase price for assets acquired ....................................     $  9,414
                                                                                  ========

ALLOCATION OF PURCHASE PRICE FOR ASSETS ACQUIRED(1)
   Property, plant and equipment(2) .........................................     $  5,396
   Goodwill(3) ..............................................................        3,066
   All other assets, including working capital and intangibles(4) ...........          952
                                                                                  --------

Total .......................................................................     $  9,414
                                                                                  ========

----------

(1) The purchase price was converted from Canadian dollars to U.S. dollars at the July 1, 2001 exchange rate of .66. Amounts shown on the December 31, 2001 balance sheet were converted to U.S. dollars using a .63 exchange rate.

(2) Proved properties were valued at $3,549, unproved properties at $1,788 and other properties and equipment at $59.

(3) None of the goodwill is deductible for tax purposes. Due to foreign currency translation adjustments, goodwill at December 31, 2001 was $2,933, of which $2,927 was attributable to Gulf Canada.

(4) Includes the fair value of identifiable intangible assets of $6. These intangible assets have indefinite useful lives and will be tested for impairment.

     The purchase price allocation is subject to changes as additional information becomes available for certain accounts and properties. Management does not believe the final purchase price allocation will differ materially from the current purchase price allocation. Upon full implementation of SFAS No. 142 in 2002, the goodwill from this transaction will be disclosed in the reporting segments that include the "reporting units" to which this goodwill must be allocated in accordance with the requirements of this standard.

     Conoco's unaudited pro forma results are presented below for the year ended December 31, 2001, and December 31, 2000, (collectively the unaudited pro forma results). The unaudited pro forma results have been prepared to illustrate the estimated effect of the acquisition of Gulf Canada on Conoco under the purchase method of accounting as if Conoco's acquisition of Gulf Canada had occurred on January 1, 2000. The unaudited pro forma

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


results also give effect to the acquisition (that closed effective November 6, 2000) of Crestar Energy Inc. (Crestar) by Gulf Canada as if the acquisition had occurred on January 1, 2000. For these unaudited pro forma results, the historical income statement information of Gulf Canada has been converted to U.S. Generally Accepted Accounting Principles (GAAP) and converted to U.S. dollars using the average exchange rates of .64 for the six months ended December 31, 2001, .65 for the six months ended June 30, 2001 and .67 for the year ended December 31, 2000. The unaudited results do not purport to represent what the results of operations would actually have been if the acquisition had in fact occurred on such dates or to project Conoco's results of operations for any future date or period.

                                                                                          PRO FORMA
                                                                                   YEAR ENDED DECEMBER 31
                                                                                  -------------------------
                                                                                     2001           2000
                                                                                  ----------     ----------
                                                                                         (UNAUDITED)
Total revenues ..............................................................     $   40,736     $   41,265
Income before extraordinary item and accounting change ......................          1,711          1,890
Net income ..................................................................          1,704          1,890

Earnings per share before extraordinary item and accounting change
     Basic ..................................................................           2.73           3.03
     Diluted ................................................................           2.69           2.99
Earnings per share
     Basic ..................................................................           2.72           3.03
     Diluted ................................................................           2.68           2.99

4.   OTHER INCOME

                                                                          2001            2000            1999
                                                                       ----------      ----------      ----------
Interest income ..................................................     $       21      $       39      $       25
Gain on sales of assets and subsidiaries .........................            310              72              26
Gain (loss) on derivative activities .............................            212             (15)             --
Syrian service contract ..........................................            118             110               3
Write-down of various affiliates .................................            (50)            (26)             --
Exchange gain (loss) and other ...................................             10              93              66
                                                                       ----------      ----------      ----------
Other income .....................................................     $      621      $      273      $      120
                                                                       ==========      ==========      ==========

5.   TAXES OTHER THAN ON INCOME

                                                                          2001            2000            1999
                                                                       ----------      ----------      ----------
Petroleum excise taxes
  U.S. ...........................................................     $    1,463      $    1,572      $    1,495
  Non-U.S. .......................................................          5,281           5,202           4,997
                                                                       ----------      ----------      ----------
     Total .......................................................          6,744           6,774           6,492
Payroll taxes ....................................................             54              45              44
Property taxes ...................................................             67              65              64
Production and other taxes .......................................            118              97              68
                                                                       ----------      ----------      ----------
Taxes other than on income .......................................     $    6,983      $    6,981      $    6,668
                                                                       ==========      ==========      ==========

6.   INTEREST AND DEBT EXPENSE

                                                                          2001            2000            1999
                                                                       ----------      ----------      ----------
Interest and debt cost incurred ..................................     $      429      $      354      $      317
Less: interest and debt cost capitalized .........................             33              16               6
                                                                       ----------      ----------      ----------
Interest and debt expense(1) .....................................     $      396      $      338      $      311
                                                                       ==========      ==========      ==========

----------

(1) Cash interest paid, net of amounts capitalized, was $363 in 2001, $331 in 2000 and $297 in 1999.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


7.   PROVISION FOR INCOME TAXES

                                                                          2001            2000            1999
                                                                       ----------      ----------      ----------
Current tax expense
    U.S. federal .................................................     $      102      $      126      $       26
    U.S. state and local .........................................             (5)             11               4
    Non-U.S. .....................................................          1,001           1,183             554
                                                                       ----------      ----------      ----------
      Current tax expense ........................................          1,098           1,320             584
                                                                       ----------      ----------      ----------

Deferred tax expense
    U.S. federal .................................................            290             125             (84)
    U.S. state and local .........................................             14               3              (5)
    Non-U.S. .....................................................            (11)            108             (22)
                                                                       ----------      ----------      ----------
      Deferred tax expense .......................................            293             236            (111)
                                                                       ----------      ----------      ----------

Income tax expense ...............................................          1,391           1,556             473
    Extraordinary item (see note 8) ..............................            (33)             --              --
    Cumulative effect of accounting change (see note 9) ..........             22              --              --
    Foreign currency translation (see note 24) ...................            (20)            (83)            (29)
    Minimum pension liability (see note 24) ......................             (8)             (5)             29
    Unrealized gains on derivatives (see note 24) ................             54              --              --
                                                                       ----------      ----------      ----------
Total provision for income taxes .................................     $    1,406      $    1,468      $      473
                                                                       ==========      ==========      ==========

     Total income taxes paid worldwide were $1,379 in 2001, $1,030 in 2000 and $493 in 1999.

     At December 31, 2001 and 2000, the current and non-current deferred taxes were classified in the consolidated balance sheet as follows:

                                                                          2001            2000
                                                                       ----------      ----------
Other current assets (see note 13) ...............................     $      (13)     $      (43)
Other assets (see note 16) .......................................            (28)            (39)
Income taxes .....................................................            208              66
Deferred income taxes ............................................          3,975           1,911
                                                                       ----------      ----------
Net deferred tax liabilities .....................................     $    4,142      $    1,895
                                                                       ==========      ==========

     The significant components of deferred tax liabilities/(assets) at December 31, 2001 and 2000 were as follows:

                                                                          2001            2000
                                                                       ----------      ----------
Deferred tax liabilities
  PP&E ...........................................................     $    4,681      $    2,452
  Inventories ....................................................             42              15
  Other ..........................................................            415             181
                                                                       ----------      ----------
    Deferred tax liabilities .....................................          5,138           2,648

Deferred tax assets
  PP&E ...........................................................            (33)            (35)
  Employee benefits ..............................................           (281)           (252)
  Other accrued expenses .........................................           (403)           (275)
  Tax loss/tax credit carryforwards ..............................           (724)           (442)
  Other ..........................................................           (174)           (158)
                                                                       ----------      ----------
    Deferred tax assets ..........................................         (1,615)         (1,162)
Valuation allowance ..............................................            619             409
                                                                       ----------      ----------
    Net deferred tax assets ......................................           (996)           (753)
                                                                       ----------      ----------
Net deferred tax liabilities .....................................     $    4,142      $    1,895
                                                                       ==========      ==========

     Valuation allowances, which reduce deferred tax assets to an amount that will more likely than not be realized, increased $210 in 2001. This reflects a $201 increase to offset tax assets representing operating and tax losses incurred in exploration, production, and start-up operations and a $66 increase due to the Gulf Canada acquisition.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


This increase is partially offset by a decrease of $57 related to tax loss carryforwards, which have been utilized or have expired, and to tax assets representing operating losses that we determined will more likely than not be realized in future years. In 2000, valuation allowances decreased $43, primarily reflecting a $123 decrease related to tax assets representing operating losses, which we determined will more likely than not be realized in future years and tax loss carryforwards that have been relinquished or expired. This decrease was partially offset by an $80 increase in the valuation allowance used to offset tax assets representing operating and tax losses incurred in exploration, production and start-up operations.

     Under the tax laws of various jurisdictions in which we operate, deductions or credits that cannot be fully utilized for tax purposes during the current year may be carried forward. These loss carryforwards, subject to statutory limitations, can reduce taxable income or taxes payable in a future year. At December 31, 2001, the tax effect of such loss carryforwards approximated $724. Of this amount, $271 has no expiration date, $22 expires in 2002, $45 expires in 2003, $47 expires in 2004, $72 expires in 2005, $185 expires in 2006, $1 expires in 2007, $71 expires in 2008 and $10 expires in 2011 and later years.

     As a result of the Gulf Canada acquisition, gross deferred tax assets of $137 were recorded, representing tax loss and tax credit carryforwards. Valuation allowances of $66 reduce the gross asset to the amount we believe will more likely than not be realized. Also as a result of the acquisition, net deferred tax liabilities of $1,895 were recorded, reflecting the temporary differences between book value and carryover tax basis in the assets acquired.

     An analysis of Conoco's effective income tax rate follows:

                                                                          2001            2000            1999
                                                                       ----------      ----------      ----------
Statutory U.S. federal income tax rate ...........................           35.0%           35.0%           35.0%
Higher tax rate on international operations ......................           13.4            11.3            10.0
Alternative fuels credit .........................................           (1.3)           (1.2)           (4.0)
Other - net ......................................................           (0.2)            0.2            (1.3)
                                                                       ----------      ----------      ----------
     Consolidated companies ......................................           46.9            45.3            39.7
Effect of recording equity in income of certain affiliated
     companies on an after-tax basis .............................           (0.3)           (0.3)           (0.8)
                                                                       ----------      ----------      ----------
Effective income tax rate(1) .....................................           46.6%           45.0%           38.9%
                                                                       ==========      ==========      ==========

----------

(1) Effective income tax rate based on income and income taxes before extraordinary item and cumulative effect of accounting change.

     Income before income taxes was based on the location of the corporate unit to which such earnings are attributable. However, since such earnings are often subject to taxation in more than one country, the income tax provision shown above, as U.S. or non-U.S., does not correspond to the earnings as set forth in the following table.

                                                                          2001            2000            1999
                                                                       ----------      ----------      ----------
U.S. .............................................................     $    1,122      $      735      $       93
Non-U.S. .........................................................          1,865           2,723           1,124
                                                                       ----------      ----------      ----------
Income before income taxes .......................................     $    2,987      $    3,458      $    1,217
                                                                       ==========      ==========      ==========

     Unremitted earnings of certain international subsidiaries totaling $1,687 at December 31, 2001, and $1,661 at December 31, 2000, are deemed to be permanently invested. No deferred tax liability was recognized for the remittance of such earnings. It is not practicable to estimate the income tax liability that might be incurred if such earnings were remitted to the U.S.

8.   EXTRAORDINARY CHARGE FOR THE EARLY EXTINGUISHMENT OF DEBT

     Subsequent to the Gulf Canada acquisition, Conoco repaid various high-cost Gulf Canada outstanding notes with an aggregate principal value of $1,572. The extraordinary charge of $44, net of a tax benefit of $33, principally represents the premium associated with the early repayment of these notes. See note 20.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


9.   CUMULATIVE EFFECT OF ACCOUNTING CHANGE

     In June 2000, the FASB issued SFAS No. 138, which made amendments to SFAS No. 133. We adopted SFAS No. 133, as amended (SFAS 133), on January 1, 2001. It modified the criteria for identifying derivative instruments and required that derivatives, whether in stand-alone contracts or, in certain cases, those embedded into other contracts, be recorded at their fair value as assets or liabilities on the balance sheet. Upon initial adoption of SFAS 133, we recorded a cumulative transition gain of $37 after-tax into net income, which was mainly the result of certain derivative instruments that did not meet the conditions for hedge accounting pursuant to SFAS 133, and $1 into other comprehensive income to reflect the fair value of derivatives qualifying as cash flow hedges. In addition, $297 was recorded as assets and $259 was recorded as liabilities.
Note 27 provides additional details of the accounting for the gain or loss resulting from changes in the fair value of derivatives designated as hedging instruments, as prescribed by SFAS 133.

     In accordance with the transition provisions of SFAS 133, we recorded the following after-tax cumulative adjustments into earnings on January 1, 2001:

Previously designated fair value hedging relationships:(1)
   Fair value of hedging instruments ...................................................     $     27
   Offsetting changes in fair value of hedged items ....................................          (25)
Hedging instruments not designated for hedge accounting under the standard(2) ..........           36
Contracts previously not designated as derivative instruments prior to the standard ....           (1)
                                                                                             --------
Total cumulative effect of adoption on earnings, after-tax .............................     $     37
                                                                                             ========

The total cumulative effect is shown on the consolidated statement of income as "Cumulative effect of accounting change."

----------

(1) These fair value hedging relationships reflect conversions of certain commodity contracts from fixed prices to market prices, in accordance with Conoco's Risk Management Policy. For the year ended December 31, 2001, the ineffective portions of these hedges were immaterial.

(2) Primarily reflects a pretax gain of $64 ($40 after-tax) related to changes in the fair value of certain crude oil put options from their purchase date to the January 1, 2001 adoption date of SFAS 133. Included in income before extraordinary item and accounting change on the consolidated statement of income is an $84 pretax expense ($53 after-tax) related to changes in the fair value of these same crude oil put options for the year ended December 31, 2001.

10.  EARNINGS PER SHARE

     Basic earnings per share (EPS) is computed by dividing net income (the numerator) by the weighted-average number of common shares outstanding plus the effects of certain vested Conoco employee and director awards and fee deferrals that are invested in Conoco stock units (the denominator). Diluted EPS is similarly computed using the treasury stock method, except the denominator is increased to include the dilutive effect of outstanding stock options and unvested shares of restricted stock awarded under Conoco's compensation plans (see note 25). Fixed options and restricted stock grants that are contingent upon continued service to the company are included in the diluted earnings per share calculation and are excluded in the basic earnings per share calculation. Issuance of these shares is contingent only upon a continued specified service period of the grantees and there are no other contingency provisions in these fixed options and restricted stock grants.

     Diluted EPS includes the dilutive effect of an additional 9,591,024 shares for 2001, 8,405,998 shares for 2000 and 9,241,896 shares for 1999.

     The denominator is based on the following weighted-average number of common shares outstanding:

                                                                          2001            2000            1999
                                                                       -----------     -----------     -----------
Basic ............................................................     625,503,098     624,354,441     627,233,229
Diluted ..........................................................     635,094,122     632,760,439     636,475,125

     At December 31, 2001 variable stock options for 1,331,300 shares of common stock were outstanding, and at December 31, 2000 and 1999, variable stock options for 3,124,146 shares of common stock were outstanding.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


These options were not included in the computation of diluted EPS because the threshold price required for these options to be vested had not been reached.

     Fixed stock options for 7,691,426; 89,530; and 30,972 shares of common stock were not included in the diluted earnings per share calculation for 2001, 2000 and 1999, respectively, because the exercise price was greater than the average market price.

     The weighted-average number of common shares held as treasury stock is deducted in determining the weighted-average number of shares outstanding.

11.  ACCOUNTS AND NOTES RECEIVABLE

                                                                              DECEMBER 31
                                                                       -------------------------
                                                                          2001           2000
                                                                       ----------     ----------
Trade ............................................................     $    1,415     $    1,506
Notes and other ..................................................            479            331
                                                                       ----------     ----------
Accounts and notes receivable ....................................     $    1,894     $    1,837
                                                                       ==========     ==========

     Included in the preceding table are accounts and notes receivable from affiliated companies (see note 15) of $685 at December 31, 2001, and $548 at December 31, 2000.

     The carrying value of accounts and notes receivable approximates fair value because of their short maturity.

     See note 29 for a description of operating segment markets and associated concentrations of credit risk.

12.  INVENTORIES

                                                                              DECEMBER 31
                                                                       -------------------------
                                                                          2001           2000
                                                                       ----------     ----------
Crude oil and petroleum products .................................     $      773     $      643
Canadian Syncrude (from mining operations) .......................             10             --
Other merchandise ................................................             26             27
Materials and supplies ...........................................            186            121
                                                                       ----------     ----------
Inventories ......................................................     $      995     $      791
                                                                       ==========     ==========

     The excess of market over book value of inventories valued under the LIFO method was $268 and $643 at December 31, 2001 and 2000, respectively. Inventories valued at LIFO represented 79 percent and 81 percent of consolidated inventories at December 31, 2001 and 2000, respectively.

     During 2000, certain inventory quantities were reduced, resulting in a partial liquidation of the LIFO basis. The 2000 liquidation of inventories, carried at lower costs prevailing in prior years, as compared with the replacement costs of these inventories, had no material effect on net income. The effect of a liquidation of the LIFO basis during 1999 decreased cost of goods sold by approximately $67 and increased net income by approximately $42.

13.  OTHER CURRENT ASSETS

                                                                              DECEMBER 31
                                                                       -------------------------
                                                                          2001           2000
                                                                       ----------     ----------
Fair value of derivative instruments (see note 27) ...............     $      574     $       36
Prepaid expenses .................................................             18             20
Deferred taxes (see note 7) ......................................             13             43
Other ............................................................            461            342
                                                                       ----------     ----------
Other current assets .............................................     $    1,066     $      441
                                                                       ==========     ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


14.  PROPERTY, PLANT AND EQUIPMENT

                                                                                             DECEMBER 31
                                                                       -------------------------------------------------------
                                                                                 COST                          NET
                                                                       -------------------------     -------------------------
                                                                          2001           2000           2001           2000
                                                                       ----------     ----------     ----------     ----------
Oil and gas properties
   Unproved ......................................................     $    2,524     $    1,106     $    2,310     $      920
   Proved ........................................................         18,541         14,730         10,093          6,719
Canadian Syncrude ................................................            802             --            797             --
Other ............................................................          1,537          1,449          1,044          1,009
                                                                       ----------     ----------     ----------     ----------
   Total upstream ................................................         23,404         17,285         14,244          8,648
Refining, marketing and distribution .............................          6,497          6,466          3,392          3,453
Emerging businesses ..............................................            229             58            228             58
Corporate ........................................................             94             81             54             48
                                                                       ----------     ----------     ----------     ----------
PP&E .............................................................     $   30,224     $   23,890     $   17,918     $   12,207
                                                                       ==========     ==========     ==========     ==========

     PP&E includes downstream assets acquired under capital leases of $44 at December 31, 2001, and $36 at December 31, 2000. DD&A expense associated with these assets was $18 at December 31, 2001, $16 at December 31, 2000, and $15 at December 31, 1999.

15.  SUMMARIZED FINANCIAL INFORMATION FOR AFFILIATED COMPANIES

     Summarized consolidated financial information for Petrozuata C.A. (50.1 percent non-controlling interest) and other affiliated companies for which Conoco uses the equity method of accounting (see note 2) is shown below. Other affiliates includes the financial information of, among others, the following:
Ceska rafinerska, a.s. (16.33 percent), CFJ Properties (50 percent), Excel Paralubes (50 percent), Malaysian Refining Company Sdn. Bhd. (47 percent), Petrovera (46.7 percent), Pocahontas Gas Partnership (50 percent) and Polar Lights Company (50 percent). During the third quarter 2001, Conoco sold its 50 percent interest in the Pocahontas Gas Partnership.

                                                                                         100%
                                                                       ----------------------------------------
                                                                                        OTHER                        CONOCO'S
                                                                       PETROZUATA     AFFILIATES        TOTAL         SHARE
                                                                       ----------     ----------     ----------     ----------
2001
RESULTS OF OPERATIONS
Sales ............................................................     $      577     $   11,079     $   11,656     $    4,719
Cost of goods sold ...............................................     $      115     $    8,458     $    8,573     $    3,678
Operating expenses ...............................................     $      233     $    1,201     $    1,434     $      529
DD&A .............................................................     $       74     $      414     $      488     $      180
Interest .........................................................     $      101     $       52     $      153     $       77
Earnings before income taxes .....................................     $       37     $      597     $      634     $      153
Net income(1) ....................................................     $      105     $      394     $      499     $      181
Dividends received ...............................................                                                  $      198

FINANCIAL POSITION
Current assets ...................................................     $      323     $    2,229     $    2,552     $      956
Non-current assets ...............................................          3,047          7,585         10,632          3,843
                                                                       ----------     ----------     ----------     ----------
Total assets .....................................................     $    3,370     $    9,814     $   13,184     $    4,799
                                                                       ==========     ==========     ==========     ==========
Short-term borrowings(2) .........................................     $       64     $      974     $    1,038     $      256
Other current liabilities ........................................            113          1,872          1,985            764
Long-term borrowings(2) ..........................................          1,364          3,626          4,990          1,699
Other long-term borrowings .......................................          1,365            812          2,177            934
                                                                       ----------     ----------     ----------     ----------
Total liabilities ................................................     $    2,906     $    7,284     $   10,190     $    3,653
                                                                       ==========     ==========     ==========     ==========
Conoco's net investment in affiliates (includes advances) ........     $      822     $    1,072                    $    1,894
                                                                       ==========     ==========                    ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


                                                                                         100%
                                                                       ----------------------------------------
                                                                                        OTHER                        CONOCO'S
                                                                       PETROZUATA     AFFILIATES        TOTAL         SHARE
                                                                       ----------     ----------     ----------     ----------
2000
RESULTS OF OPERATIONS
Sales ............................................................     $      512     $   10,836     $   11,348     $    4,368
Cost of goods sold ...............................................     $       17     $    8,031     $    8,048     $    3,287
Operating expenses ...............................................     $      125     $    1,349     $    1,474     $      493
DD&A .............................................................     $       26     $      380     $      406     $      133
Interest .........................................................     $       40     $      165     $      205     $       86
Earnings before income taxes .....................................     $      307     $      744     $    1,051     $      387
Net income (1) ...................................................     $      294     $      545     $      839     $      277
Dividends received ...............................................                                                  $      132

FINANCIAL POSITION
Current assets ...................................................     $      324     $    2,238     $    2,562     $      874
Non-current assets ...............................................          2,799          7,423         10,222          3,638
                                                                       ----------     ----------     ----------     ----------
Total assets .....................................................     $    3,123     $    9,661     $   12,784     $    4,512
                                                                       ==========     ==========     ==========     ==========
Short-term borrowings(2) .........................................     $       --     $      564     $      564     $      163
Other current liabilities ........................................            218          1,604          1,822            603
Long-term borrowings(2) ..........................................          1,373          3,938          5,311          1,787
Other long-term borrowings .......................................          1,174            721          1,895            793
                                                                       ----------     ----------     ----------     ----------
Total liabilities ................................................     $    2,765     $    6,827     $    9,592     $    3,346
                                                                       ==========     ==========     ==========     ==========
Conoco's net investment in affiliates (includes advances) ........     $      693     $    1,138                    $    1,831
                                                                       ==========     ==========                    ==========

1999
RESULTS OF OPERATIONS
Sales ............................................................     $      228     $    8,304     $    8,532     $    3,208
Cost of goods sold ...............................................     $       --     $    5,665     $    5,665     $    2,361
Operating expenses ...............................................     $       84     $    1,340     $    1,424     $      452
DD&A .............................................................     $       26     $      314     $      340     $      127
Interest .........................................................     $       24     $      208     $      232     $       80
Earnings before income taxes .....................................     $       92     $      665     $      757     $      163
Net income(1) ....................................................     $      109     $      490     $      599     $      150
Dividends received ...............................................                                                  $       77

----------

(1) Conoco's equity in Petrozuata's earnings totaled $52 in 2001, $147 in 2000 and $50 in 1999.

(2) Equity affiliate borrowings of $1,014 in 2001 and $979 in 2000 were guaranteed by Conoco or DuPont, on behalf of and indemnified by Conoco. These amounts are included in the guarantees disclosed in note 28.

     Equity affiliate sales to Conoco amounted to $1,023 in 2001, $804 in 2000 and $720 in 1999. Equity affiliate purchases from Conoco totaled $1,690 in 2001, $2,200 in 2000 and $1,519 in 1999. Conoco's equity in undistributed earnings of its affiliated companies was $585 at December 31, 2001, $446 at December 31, 2000 and $366 at December 31, 1999.

16.  OTHER ASSETS

                                                                              DECEMBER 31
                                                                       -------------------------
                                                                          2001           2000
                                                                       ----------     ----------
Long-term receivables(1) .........................................     $      359     $      280
Other securities and investments .................................             85            105
Leveraged lease on Deepwater Pathfinder ..........................             63             61
Deferred taxes (see note 7) ......................................             28             39
Deferred pension transition obligation (see note 26) .............             70             33
Prepaid pension cost (see note 26) ...............................             --              5
Fair value of derivative instruments (see note 27) ...............             27             --
Other ............................................................            184            145
                                                                       ----------     ----------
Other assets .....................................................     $      816     $      668
                                                                       ==========     ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


----------

(1) Includes $277 at December 31, 2001, and $223 at December 31, 2000, attributable to a long-term service contract for the development of a gas and condensate infrastructure in Syria. This amount is recoverable from the gas and condensate revenue stream generated over a period up to five years commencing in early 2002.

17.  ACCOUNTS PAYABLE

                                                                              DECEMBER 31
                                                                       -------------------------
                                                                          2001           2000
                                                                       ----------     ----------
Trade ............................................................     $    1,439     $    1,287
Payables to banks ................................................            146            130
Product exchanges ................................................            250            217
Other ............................................................            115             89
                                                                       ----------     ----------
Accounts payable .................................................     $    1,950     $    1,723
                                                                       ==========     ==========

     Included in the preceding table are accounts payable to affiliated companies (see note 15) of $195 at December 31, 2001, and $573 at December 31, 2000.

     Payables to banks represent checks issued on certain disbursement accounts but not presented to the banks for payment. The amounts above are carried at historical cost, which approximate fair value because of their short maturity.

18.  SHORT-TERM BORROWINGS AND CAPITAL LEASE OBLIGATIONS

                                                                              DECEMBER 31
                                                                       -------------------------
                                                                          2001           2000
                                                                       ----------     ----------
Commercial paper .................................................     $      558     $      187
Industrial development bonds .....................................             59             59
Floating rate notes due 2002(1) ..................................            500             --
Long-term borrowings payable within one year .....................              6              8
Capital lease obligations ........................................              2              2
                                                                       ----------     ----------
Short-term borrowings and capital lease obligations ..............     $    1,125     $      256
                                                                       ==========     ==========

----------

(1)  At December 31, 2001, the effective interest rate was 3.2 percent.

     These amounts are carried at historical cost, which approximate fair value because of their short maturity.

     During October 2001, we amended and increased our unsecured $2,000 revolving credit facility by $1,000 to facilitate an increase in our U.S. commercial paper program. Also effective in October, the European commercial paper program was increased from euro 500 to euro 1,000. We have the ability to issue commercial paper at any time with maturities not to exceed 270 days. At December 31, 2001, we had $558 of commercial paper outstanding, of which $29 was denominated in foreign currencies. The weighted-average interest rate was 2.16 percent. At December 31, 2000, there was $187 of commercial paper outstanding, with a weighted-average interest rate of 6.8 percent, of which $85 was denominated in foreign currencies.

     Supporting the commercial paper programs, we have an unsecured $3,000 revolving credit facility with a syndicate of U.S. and international banks. The terms consist of a 364-day committed facility in the amount of $2,350 and a five-year committed facility, with over two years remaining, in the amount of $650. At December 31, 2001, and at December 31, 2000, we had no outstanding borrowings under this credit facility.

     The weighted-average interest rate on short-term borrowings and capital lease obligations outstanding was 2.7 percent at December 31, 2001, and 6.3 percent at December 31, 2000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


19.  OTHER ACCRUED LIABILITIES

                                                                              DECEMBER 31
                                                                       -------------------------
                                                                          2001           2000
                                                                       ----------     ----------
Taxes other than on income .......................................     $      402     $      384
Operating expenses and other related costs .......................            402            537
Payroll and other employee-related costs .........................            185            206
Royalties ........................................................             70            134
Interest payable .................................................            112             66
Fair value of derivative instruments (see note 27) ...............            222             --
Accrual for litigation settlement (see note 28) ..................            112             --
Accrued post-retirement benefits cost (see note 26) ..............             30             18
Environmental remediation costs (see note 28) ....................             23             12
Other ............................................................            339            186
                                                                       ----------     ----------
Other accrued liabilities ........................................     $    1,897     $    1,543
                                                                       ==========     ==========

20.  LONG-TERM BORROWINGS AND CAPITAL LEASE OBLIGATIONS

                                                                                         DECEMBER 31
                                                                                  --------------------------
                                                                                     2001            2000
                                                                                  ----------      ----------
Floating rate notes due 2003 ................................................     $      500      $       --
7.443% senior unsecured notes due 2004 ......................................            171              --
5.90% senior unsecured notes due 2004 .......................................          1,349           1,348
8.375% senior unsecured notes due 2005(1) ...................................              9              --
5.45% senior unsecured notes due 2006 .......................................          1,248              --
8.35% senior unsecured notes due 2006(1) ....................................              4              --
6.45% senior unsecured notes due 2007(1)(2) .................................             62              --
6.50% senior unsecured notes due 2008 .......................................              7               7
6.35% senior unsecured notes due 2009 .......................................            750             750
6.35% senior unsecured notes due 2011 .......................................          1,747              --
7.125% senior unsecured notes due 2011(1) ...................................              5              --
7.68% senior unsecured notes due 2012 .......................................             63              65
8.25% senior unsecured notes due 2017(1) ....................................              9              --
5.75% senior unsecured notes due 2026 .......................................             16              16
6.95% senior unsecured notes due 2029 .......................................          1,900           1,900
7.25% senior unsecured notes due 2031 .......................................            494              --
Other loans (various currencies) due 2003-2008(3) ...........................              9              20
Capitalization obligation to affiliate due 2008 .............................             13               9
Capital lease obligations ...................................................             20              23
                                                                                  ----------      ----------
   Total long-term borrowings and capital lease obligations before hedges ...          8,376           4,138
Fair market value adjustment on notes subject to hedging (see note 27)
   Notes due 2009(4) ........................................................            (35)             --
   Notes due 2029(5) ........................................................            (74)             --
                                                                                  ----------      ----------
Long-term borrowings and capital lease obligations ..........................     $    8,267      $    4,138
                                                                                  ==========      ==========

----------

(1) Outstanding notes originally issued by Crestar and Gulf Canada reflect a $2 fair value adjustment as a result of the acquisition.

(2) The principal amount of these notes is Canadian $100. The obligation is converted based on the year-end exchange rate of .63.

(3) Weighted-average interest rate was 6 percent at December 31, 2001, and 7.5 percent at December 31, 2000.

(4)  Fair market value of the $750 executed interest rate swaps.

(5)  Fair market value of the $900 executed interest rate swaps.

     In connection with the July 2001 Gulf Canada acquisition, we arranged a $4,500 senior unsecured 364-day bridge credit facility to finance the transaction and assumed approximately $2,000 of net debt and minority interests. The borrowings under the bridge facility were repaid on October 11, 2001 primarily with the net proceeds of $4,469 from the $4,500 debt offerings by Conoco and Conoco Funding Company, a wholly owned Nova Scotia finance subsidiary, described in the subsequent paragraphs. The bridge was subsequently cancelled on October 16, 2001.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


Subsequent to the Gulf Canada acquisition, Gulf Indonesia Resources Limited (Gulf Indonesia), a consolidated subsidiary of Gulf Canada, repaid $116 of its outstanding debt, and Gulf Canada repaid $1,015 of its $1,048 in outstanding public debt securities. In addition, Gulf Canada repaid $207 of its subordinated debt and an additional $234 of outstanding private placement debt. We funded these repayments and the repayment of the balance of the bridge facility through a combination of cash on hand, our issuance of commercial paper and borrowings under other available credit lines.

     On October 11, 2001, Conoco Funding Company issued $3,500 of senior unsecured debt securities, fully and unconditionally guaranteed by Conoco, as follows:

     o    $1,250 of 5.45 percent notes due 2006;

     o    $1,750 of 6.35 percent notes due 2011; and

     o    $500 of 7.25 percent notes due 2031.

Conoco also issued $1,000 of floating rate notes as follows:

     o $500 notes due October 15, 2002, with a floating rate based on the three-month LIBOR rate plus .77 percent. The effective interest rate for the floating rate notes was 3.20 percent at December 31, 2001; and

     o $500 notes due April 15, 2003, with a floating rate based on the three-month LIBOR rate plus .85 percent. The effective interest rate for the floating rate notes was 3.28 percent at December 31, 2001.

     Maturities of long-term borrowings, together with sinking fund requirements for years ending after December 31, 2002, are $506 for 2003, $1,527 for 2004, $19 for 2005, $1,260 for 2006 and $5,064 for 2007 and thereafter. Long-term borrowings and capital lease obligations outstanding at December 31, 2001, before interest rate hedges, had an estimated fair value of $8,557. At December 31, 2000, these outstanding obligations approximate fair value. These estimates were based on quoted market prices for the same or similar issues.

21.  OTHER LIABILITIES AND DEFERRED CREDITS

                                                                                         DECEMBER 31
                                                                                  --------------------------
                                                                                     2001            2000
                                                                                  ----------      ----------
Deferred gas revenue ........................................................     $      231      $      280
Accrued post-retirement benefits cost (see note 26) .........................            363             335
Accrued pension liability (see note 26) .....................................            266             184
Abandonment costs(1) ........................................................            432             397
Environmental remediation costs (see note 28) ...............................            134             107
Fair value of derivative instruments (see note 27) ..........................            158              --
Other .......................................................................            762             623
                                                                                  ----------      ----------
Other liabilities and deferred credits ......................................     $    2,346      $    1,926
                                                                                  ==========      ==========

----------

(1)  Total future abandonment costs are currently estimated to be $1,062.

22.  MINORITY INTERESTS

     In 1996, various upstream subsidiaries contributed oil and gas assets to Conoco Oil & Gas Associates L.P. for a general partnership interest of 67 percent. Vanguard Energy Investors L.P. then purchased the remaining 33 percent as a limited partner. In December 1999, Conoco elected to retire Vanguard's interest and terminate the Conoco Oil & Gas Associates partnership, reducing minority interest by $302. As a result of this transaction, Vanguard received from Conoco Oil & Gas Associates $310 cash, which represented its mark-to-market adjusted capital account value plus a priority return for the period of October 1, 1999, through December 31, 1999.

     In 1999, Conoco formed Conoco Corporate Holdings L.P. by contributing an office building and four aircraft. The limited partner interest was sold to Highlander Investors L.L.C. for $141, or an initial net 47 percent interest. Highlander is entitled to a cumulative annual priority return on its investment of 7.86 percent. The net minority interest in Conoco Corporate Holdings held by Highlander was $141 at December 31, 2001, and December 31, 2000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


     In 1999, Conoco and Armadillo Investors L.L.C. formed Conoco Gas Holdings L.L.C. We contributed certain domestic upstream assets for a 75 percent common member interest and cash, and Armadillo contributed cash for a 25 percent preferred member interest. Armadillo is entitled to a cumulative annual preferred dividend on its investment of 7.16 percent. The net minority interest in Conoco Gas Holdings held by Armadillo was $185 at December 31, 2000. In March 2001, we acquired the minority interest in Conoco Gas Holdings L.L.C. from Armadillo L.L.C. The acquisition resulted in a reduction of minority interest of $185, an increase in debt of $171 and a reduction in cash of $14. Conoco assumed the $171 debt from Armadillo L.L.C.

     In July 2001, Conoco assumed minority interests of $552 as part of the Gulf Canada acquisition. The minority interests included $381 of two classes (Series I and II) preferred stock of Gulf Canada that remained outstanding after the acquisition and $171 representing 28 percent of the outside ownership of the common shares outstanding of its subsidiary, Gulf Indonesia. Both Series I preferred stock of Gulf Canada and common shares of Gulf Indonesia are publicly traded.

     In December 2001, Conoco and Cold Spring Finance S.a.r.l. formed Ashford Energy Capital S.A. through the contribution of cash and a Conoco subsidiary promissory note. Cold Spring is entitled to a cumulative annual preferred return based upon current short-term interest rates. A small portion of our return is a preferred return based on short-term interest rates, while the remainder of our return is based on the residual earnings of Ashford Energy. Cold Spring held a $500 net minority interest in Ashford Energy at December 31, 2001.

     There was no consolidated gain or loss recognized on the formation of Conoco Oil & Gas Associates, Conoco Corporate Holdings, Conoco Gas Holdings or Ashford Energy. Conoco's net income was reduced by minority interest earnings of $23 for 2001, $24 for 2000 and $25 for 1999. Minority interest at December 31, 2001, and December 31, 2000, was $1,204 and $337, respectively.

23.  STOCKHOLDERS' EQUITY

     As described in note 1, Conoco's capital structure was established at the time of the initial public offering in October 1998. On September 21, 2001, Conoco's shareholders approved the combination of our Class A and Class B common stock into a single class of new common stock on a one-for-one basis. As a result of the combination, each outstanding share of Class A and Class B common stock was converted into one share of a new class of common stock. Each shareholder has the same economic ownership of Conoco stock that they had prior to the combination, and each share of the new common stock is entitled to one vote. Prior to the combination, Class B shareholders had five votes per share. The combination was effective on October 8, 2001.

     The number of shares of common stock issued and outstanding as of December 31, 2000, has been restated to give effect to the combination of the Class A and Class B common stock. There was no effect on previously reported earnings per share amounts.

     A summary of the activity in common shares outstanding for 1999, 2000 and 2001 is presented as follows:

                                                                                                           TOTAL
                                                                                                        ------------

Common shares outstanding - December 31, 1998 .....................................................      627,791,531
Purchase of shares for treasury(1) ................................................................       (3,494,616)
Issued on exercise of stock options and compensation awards from treasury (see note 25) ...........        1,286,519
                                                                                                        ------------
Common shares outstanding - December 31, 1999 .....................................................      625,583,434
Purchase of shares for treasury(1) ................................................................       (3,634,400)
Additional shares issued ..........................................................................          466,638
Shares purchased and retired(1) ...................................................................         (223,729)
Issued on exercise of stock options and compensation awards from treasury (see note 25) ...........        1,240,897
                                                                                                        ------------
Common shares outstanding - December 31, 2000 .....................................................      623,432,840
Purchase of shares for treasury(1) ................................................................       (1,258,070)
Additional shares issued ..........................................................................          684,443
Shares purchased and retired(1) ...................................................................          (30,700)
Issued on exercise of stock options and compensation awards from treasury (see note 25) ...........        2,830,015
                                                                                                        ------------
Common shares outstanding - December 31, 2001 .....................................................      625,658,528
                                                                                                        ============


----------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


(1) To offset dilution from issuances under compensation plans. Additionally, in February 2001, we commenced a new three-year $1,000 common stock buyback program. The stock buyback program allowed us to repurchase shares from time to time in the open market or possibly, under certain circumstances, through private transactions, as our financial condition and market conditions warranted. The stock buyback program was suspended in May 2001, with our purchase of Gulf Canada. During 2001, we purchased 1,288,770 shares of our common stock at a total cost of $37.

     At December 31, 2001 and 2000, 250,000,000 shares of preferred stock were authorized. Of this amount, 1,000,000 shares were designated as Series A Junior Participating Preferred Stock and reserved for issuance on the exercise of preferred stock purchase rights under Conoco's Share Purchase Rights Plan. Each issued share of common stock has one preferred stock purchase right attached to it. No preferred shares have been issued, and the rights currently are not exercisable. The purchase rights would generally become exercisable under the direction of our board of directors, if a person or group acquires 15 percent or more of the company's common stock or announces a tender offer that would result in a person becoming an acquiring person.

     In connection with the separation from DuPont, Conoco recorded in additional paid-in capital a net increase of $93 and a $26 charge in 2001 and 1999, respectively. These are included in additional paid-in capital as an adjustment to capitalization from DuPont (see note 32).

     Dividends declared and paid on common stock for 2001 and 2000 are shown as follows:

                                                                                     2001            2000
                                                                                  ----------      ----------
First quarter ...............................................................     $      .19      $      .19
Second quarter ..............................................................            .19             .19
Third quarter ...............................................................            .19             .19
Fourth quarter ..............................................................            .19             .19
                                                                                  ----------      ----------
Dividends per share .........................................................     $      .76      $      .76
                                                                                  ==========      ==========

     Conoco declared a first quarter cash dividend on January 24, 2002, of $.19 per share on each outstanding share of common stock. This quarterly dividend will be paid on March 10, 2002, to all shareholders of record as of February 10, 2002.

24.  ACCUMULATED OTHER COMPREHENSIVE LOSS

     Balances of related after-tax components comprising accumulated other comprehensive loss are summarized in the following table:

                                                                                         DECEMBER 31
                                                                                  --------------------------
                                                                                     2001            2000
                                                                                  ----------      ----------
Foreign currency translation adjustment .....................................     $     (928)     $     (619)
Minimum pension liability adjustment (note 26) ..............................            (53)            (34)
Unrealized gains on derivatives (note 9) ....................................             87              --
                                                                                  ----------      ----------
Accumulated other comprehensive loss ........................................     $     (894)     $     (653)
                                                                                  ==========      ==========

     The following table summarizes the changes in the related components of other comprehensive loss, which are reported net of associated income tax effects:

                                                                       YEAR ENDED DECEMBER 31
                                      ----------------------------------------------------------------------------------------
                                                 2001                          2000                           1999
                                      ---------------------------   ---------------------------   ----------------------------
                                               INCOME                        INCOME                        INCOME
                                      PRETAX     TAX    AFTER-TAX   PRETAX     TAX    AFTER-TAX   PRETAX     TAX    AFTER-TAX
                                      ------   ------   ---------   ------   ------   ---------   ------   ------   ---------
Foreign currency translation
   adjustment .....................   $ (329)  $  (20)  $    (309)  $ (355)  $  (83)  $    (272)  $ (191)  $  (29)  $    (162)
Minimum pension liability
   adjustment .....................      (27)      (8)        (19)     (14)      (5)         (9)      93       29          64
Unrealized gains on derivatives ...      141       54          87       --       --          --       --       --          --
                                      ------   ------   ---------   ------   ------   ---------   ------   ------   ---------
Other comprehensive loss ..........   $ (215)  $   26   $    (241)  $ (369)  $  (88)  $    (281)  $  (98)  $   --   $     (98)
                                      ======   ======   =========   ======   ======   =========   ======   ======   =========

     Conoco recorded an after-tax gain of $87 into other comprehensive income from derivatives during 2001. This gain includes an after-tax gain of $92 related to derivative instruments designated as cash flow hedges of certain forecasted sales of crude oil and natural gas and a net after-tax charge of $5 due to changes in the fair values of

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


derivative instruments designated as cash flow hedges of variable interest rate obligations. During the next 12-month period, all of the $92 after-tax gain associated with the forecasted sales of crude oil and natural gas, as well as an immaterial portion of the $5 net after-tax charge related to variable interest rate obligations, is expected to be reclassified into income.

25.  COMPENSATION PLANS

TRANSITION FROM DUPONT PLANS TO CONOCO PLANS

     Until the date of the initial public offering, employees of Conoco participated in stock-based compensation plans administered through DuPont. Conoco employees held a total of 10,964,917 stock options for DuPont common stock and 1,333,135 stock appreciation rights (SARs) with respect to DuPont common stock. At the time of the initial public offering, Conoco gave those persons the option, subject to specific country tax and legal requirements, to participate in a program involving the cancellation of all or part of their DuPont stock options or SARs and replacement with Conoco options or SARs. The substitute stock options and other awards had the same total intrinsic value, vesting provisions, option periods and other terms and conditions as the DuPont options and awards they replaced. A total of 8,921,508 DuPont stock options and 745,358 DuPont SARs were cancelled and replaced by 24,275,690 stock options for Conoco common stock and 2,279,834 SARs with respect to Conoco common stock. DuPont retained responsibility for delivery of DuPont common stock to Conoco employees for DuPont stock options not cancelled.

     Of the converted options, 1,724,146 were variable options for which a threshold price of $32.88 (closing price for five consecutive days) had to be reached within five years of the grant date in order to become exercisable. In 2001, the time deadline to reach the threshold price was extended by two years. Of these options, 392,846 were granted to the Chief Executive Officer (CEO). Due to an application of a vesting provision in the CEO's employment contract, these 392,846 options have been reclassified as fixed options.

AWARDS UNDER CONOCO PLANS

     The 1998 Stock and Performance Incentive Plan provides incentives to certain corporate officers and non-employee directors who can contribute materially to the success and profitability of Conoco and its subsidiaries. Awards may be in the form of cash, stock, stock options or SARs with respect to Conoco common stock. This plan also provides for the Conoco Global Variable Compensation Plan. The Conoco Global Variable Compensation Plan is an annual management incentive program for officers and certain non-officer employees with awards made in cash and stock. Stock options and SARs granted under the 1998 Stock and Performance Incentive Plan:

     o    are awarded at market price on the date of grant;

     o    have a 10-year life;

     o    generally vest one year from date of grant; and

     o may be subject to exercise restrictions, such as the attainment of specific stock price targets or the passage of time.

For some senior management, certain shares can be deferred as stock units for a designated future delivery.

     In 1999, a variable option grant to acquire 1,400,000 shares of common stock was made to Conoco's Chairman, President and CEO. Of this grant, 50 percent was subject to forfeiture if, within three years from the date of grant, the market price of Conoco common stock did not achieve a price of $35.00 per share for five consecutive days. The remaining 50 percent of the grant was subject to forfeiture if, within five years from the date of grant, the market price of Conoco common stock did not achieve a price of $42.00 per share for five consecutive days. The exercise price was $26.50, which was the market price on the grant date. In 2001, due to an extension of the time deadline to reach the threshold price for 700,000 options and application of a vesting provision in the CEO's employment contract, all 1,400,000 options were reclassified as fixed options.

     Prior to 2001, the maximum number of shares of common stock and stock options granted under the plan was limited to the highest of 20,000,000 or 3.3 percent of outstanding shares of common stock. In September 2001, the plan was amended to increase the number of shares that may be granted. The maximum number of shares of

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


common stock and stock options granted under the plan is now limited to 31,397,830. At December 31, 2001, 19,953,208 shares and at December 31, 2000,
12,028,155 shares of common stock were available for issuance under the plan.

     Conoco adopted the 1998 Key Employee Stock Performance Plan to attract and retain employees. The plan will accomplish this by enhancing the proprietary and personal interests of employees in Conoco's success and profitability. Awards to employees may be in the form of Conoco stock options or SARs, both with respect to common stock. Such awards granted under this plan are awarded under the same terms and conditions of the 1998 Stock and Performance Incentive Plan as described above. Prior to 2001, the maximum number of shares of common stock and stock options granted under the plan was limited to the higher of 18,000,000 or 3 percent of outstanding shares of common stock. In September 2001, the plan was amended to increase the number of shares that may be granted. The maximum number of shares of common stock and stock options granted under the plan is now limited to 37,580,628. At December 31, 2001, 24,879,789 shares of common stock were available for issuance under the plan, while at December 31, 2000, 10,556,261 shares of common stock were available for issuance under the plan.

     Under both the 1998 Stock and Performance Incentive Plan and the 1998 Key Employee Stock Performance Plan, reload options are available for certain managers upon the exercise of stock options. Reload provisions associated with options considered to be fixed were contained in the original terms of the plans and have not been modified. These reload options include a condition that shares received from the exercise of the original option may not be sold for at least two years. Under a reload option, the number of new options granted is equal to the number of shares required to satisfy the total exercise price of the original option. Reload options are granted at the market price of the stock on the reload grant date.

     The 1998 Global Performance Sharing Plan is a broad-based plan under which, on the date of the initial public offering, grants of stock options and SARs with respect to common stock were made to certain non-officer employees. This was done to encourage a sense of proprietorship and an active interest in the financial success of Conoco and its subsidiaries. The stock options and SARs were awarded:

     o    at the price of the initial public offering ($23.00 per share);

     o    have a 10-year life; and

     o become exercisable in one-third increments on the first, second and third anniversaries of the grant date.

Currently, there are no additional shares available for issuance under this plan.

     The 2001 Global Performance Sharing Plan is a broad-based plan under which grants of stock options and SARs with respect to common stock were made to certain non-officer employees. This was done to encourage a sense of proprietorship and an active interest in the financial success of Conoco and its subsidiaries. The stock options and SARs were awarded:

     o    at the market price of stock at the award date ($29.15 per share);

     o    have a 10-year life; and

     o become exercisable at the earliest of when Conoco stock closing price is $36.25 or above for five consecutive days, or six months before the expiration date of the options.

     Most stock options granted under Conoco plans are fixed and have no intrinsic value at grant date. The exceptions to this fixed status are the 1,724,146 options granted to substitute for cancelled DuPont options granted in 1997 and the 1,400,000 options granted on August 17, 1999.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     The following table summarizes activity for fixed and variable options for the last three years:

                                                   FIXED                          VARIABLE
                                       -----------------------------    ----------------------------
                                          NUMBER         WEIGHTED-        NUMBER         WEIGHTED-
                                            OF            AVERAGE           OF            AVERAGE
                                          SHARES           PRICE          SHARES           PRICE
                                       -----------      ------------    -----------     ------------

December 31, 1998.................      32,177,923      $     17.14       1,724,146      $     19.18
   Granted .......................          30,689            27.46       1,400,000            26.50
   Exercised .....................      (1,225,424)           12.37              --               --
   Forfeited .....................        (133,929)           22.28              --               --
                                       -----------                       ----------
December 31, 1999 ................      30,849,259            17.31       3,124,146            22.46
   Granted .......................       6,419,256            21.31              --               --
   Exercised .....................      (1,406,597)           10.47              --               --
   Forfeited .....................        (170,785)           20.54              --               --
                                       -----------                       ----------
December 31, 2000 ................      35,691,133            18.29       3,124,146            22.46
   Granted .......................       7,840,895            29.44              --               --
   Issued in exchange for Gulf
      Canada options .............         132,571            19.07              --               --
   Reclassified ..................       1,792,846            24.90      (1,792,846)           24.90
   Exercised .....................      (3,460,154)           12.14              --               --
   Forfeited .....................        (144,528)           24.66              --               --
                                       -----------                       ----------
December 31, 2001 ................      41,852,763            21.15       1,331,300            19.18

     The following table summarizes information concerning outstanding and exercisable fixed Conoco options at December 31, 2001. For total variable options outstanding at December 31, 2001, the weighted-average remaining contractual life was 5.1 years.

                                                           EXERCISE PRICE
                                 ---------------------------------------------------------------------
                                     $8.40 -         $12.78 -           $19.17 -          $29.15 -
                                     $10.42           $18.31             $28.55            $31.21
                                 --------------   --------------    ---------------    ---------------
Options outstanding ........         5,517,691         2,644,842         25,968,804         7,721,426
Weighted-average remaining
  contractual life (years)..              2.61              4.23               6.65              9.08
Weighted-average price .....     $        9.84    $        14.35    $         21.77    $        29.46
Options exercisable ........         5,517,691         2,644,842         23,690,960            29,099
Weighted-average price .....     $        9.84    $        14.35    $         21.51    $        30.03

     Fixed options exercisable at the end of the last three years and the weighted-average fair value of fixed options granted are as follows:

                                                                    2001              2000               1999
                                                              --------------    ---------------    ----------------
Options exercisable at year-end
   Number of shares .....................................         31,882,592         25,443,830         22,481,408
   Weighted-average price ...............................     $        18.90    $         16.85    $         15.31
Weighted-average fair value of options granted during
   the year .............................................     $         8.64    $          6.14    $          6.85

     The incremental fair value of Conoco variable options with a hurdle price of $32.88 per share was assumed to be zero. Except for the $2 related to the conversion of the CEO's variable options to fixed, no compensation expense has been recognized for fixed options.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     The fair value of options is calculated using the Black-Scholes option-pricing model. Assumptions used were as follows:

                                      CONOCO OPTIONS(1)
                                ----------------------------
                                  2001     2000      1999
                                -------   -------   -------
                                  NEW       NEW       NEW
                                -------   -------   -------
Dividend yield ...........        3.3%      3.3%      3.3%
Volatility ...............       30.0%     30.0%     25.0%
Risk-free interest rate...        5.3%      5.1%      5.8%
Expected life (years) ....        6.0       6.0       6.0

----------

(1) For 2001 and 2000, Conoco's historical volatility is used. However, due to insufficient history, the volatility of Conoco stock was estimated by referencing oil industry experience trends in 1999. The expected life for exercise of Conoco stock options was estimated by using DuPont experience trends.

     The following table sets forth pro forma information as if we had adopted the optional recognition provisions of SFAS No. 123 (see note 2):

                                   2001         2000        1999
                                ----------   ----------  ----------
Increase (decrease) in
     Net income ...........     $     (46)   $     (28)  $     (18)
     Earnings per share
         Basic ............     $    (.07)   $    (.04)  $    (.03)
         Diluted ..........     $    (.07)   $    (.04)  $    (.03)

     The incremental fair value for cancellation and substitution of stock options originally granted before adoption of SFAS No. 123 was zero because intrinsic value exceeds fair value.

     Compensation expense recognized in income for stock-based employee compensation awards was $6 for 2001, $4 for 2000 and $24 for 1999.

     Prior to the initial public offering, the Conoco Unit Option Plan awarded SARs with respect to DuPont common stock to key salaried employees in certain grade levels who showed early evidence of the ability to assume significant responsibility and leadership. At the time of the initial public offering, 1,131,494 unit options were outstanding, of which 593,722 were cancelled and substituted with comparable SARs with respect to Conoco common stock under Conoco's 1998 Key Employee Stock Performance Plan. Effective with the initial public offering, no new grants were made or are planned out of the Conoco Unit Option Plan. At December 31, 2001, outstanding unit options based on common stock were 1,150,975, and at December 31, 2000, outstanding unit options based on common stock were 1,330,485. For these same time periods, outstanding unit options based on DuPont common stock were 346,724 and 403,115, respectively. The related liability provisions totaled $16 at December 31, 2001, and $21 at December 31, 2000.

     Through the date of the initial public offering, certain Conoco employees who participated in the DuPont Variable Compensation Plan received grants of stock and cash. Overall amounts were dependent on financial performance of DuPont and Conoco and other factors and were subject to maximum limits as defined by the plan. Amounts charged against earnings in anticipation of awards to be made later were $39 in 1998. Actual cash and stock awards made in 1999 for the 1998 plan year totaled $24. These awards were made out of the Conoco 1998 Stock and Performance Incentive Plan based on performance standards set previously in the DuPont Variable Compensation Plan. Both the DuPont Variable Compensation Plan and the Conoco 1998 Stock and Performance Incentive Plan allow future delivery of stock awards.

     Beginning with the 1999 plan year, grants of stock and cash were made from the Conoco 1998 Stock and Performance Incentive Plan according to the financial performance of Conoco and its business units. Awards are subject to maximum limits as defined by the plan. Amounts charged against earnings during 2001 in anticipation of awards to be made in 2002 were $49, while amounts charged against earnings during 2000 in anticipation of awards to be made in 2001 were $62.

     Under the Conoco 1998 Stock and Performance Incentive Plan, employees were offered the opportunity to cancel DuPont shares, which were granted under previous awards, and receive substitute shares of Conoco Class A

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

common stock for designated future delivery. At December 31, 2001, 54,421 shares of DuPont stock and 329,572 shares of Conoco common stock were awaiting delivery. Conoco recognized a liability of $2 for the delivery of DuPont shares.

     Awards under the separate Conoco Challenge Program may be granted in cash to employees not covered by the Variable Compensation Plan. This plan provides awards based on meeting financial goals and upholding our core values. Overall amounts are dependent on Conoco's earnings and cash provided by operations. Beginning with the 1999 plan year, awards also are adjusted up or down based on a measure of Conoco's shareholder return as compared to a group of selected benchmark competitors. All payout amounts are subject to maximum limits as defined by the plan. Amounts charged against earnings for the current year and to adjust for over/under accruals in prior years totaled $47 for 2001, $63 in 2000 and $40 in 1999.

GULF CANADA FIXED OPTIONS

     At the time of the acquisition offer, Gulf Canada employees holding Gulf Canada options were given the opportunity to convert those options to Conoco options with comparable intrinsic value, terms and conditions. Accordingly, 473,112 Gulf Canada options were converted to 132,571 Conoco options. All Gulf Canada options not converted (approximately 21 million) were exercised immediately prior to the acquisition and the resulting shares were included as part of the purchase price.

26.  PENSIONS AND OTHER POST-RETIREMENT BENEFITS

     Prior to the split-off, Conoco participated in the DuPont U.S. tax-qualified defined-benefit pension plan. In 1999, Conoco established a U.S. tax-qualified defined-benefit pension plan (Conoco plan), which was spun off from the DuPont U.S. tax-qualified defined-benefit pension plan. In 2000, DuPont transferred cash and assets valued at $858 to fund the plan.

     The Conoco plan covers substantially all U.S. non-retail employees, as well as about half of all U.S. retail employees. In addition, Conoco has separate U.S. non-tax-qualified defined-benefit pension plans covering certain U.S. and international employees. The benefits for the plans mentioned in this paragraph are based primarily on years of service and the average of the employees' highest 36 consecutive months' pay. Conoco's funding policy for the U.S. tax-qualified plan is consistent with the funding requirements of federal laws and regulations. The nonqualified plans are not funded. In 1999, however, we set up a "Rabbi Trust," which may be funded in the future. A Rabbi Trust sets aside assets to pay for benefits under a nonqualified pension plan, but those assets remain subject to claims of our general creditors in preference to the claims of plan participants and beneficiaries. The trust is currently not active and is funded with $2 cash that is consolidated in our financial statements.

     Pension coverage is provided to the extent appropriate for employees of our international subsidiaries through separate plans. Obligations under such plans are systematically provided for by depositing funds with trustees, under insurance policies or by book reserves.

     Conoco and certain subsidiaries also provide medical and life insurance benefits to U.S. retirees and survivors. The associated plans, principally health, are not funded, and approved claims are paid from Conoco's funds. Under the terms of these plans, we reserve the right to change, modify or discontinue the plans. We have communicated to plan participants that any increase in the annual health care escalation rate above 4.5 percent will be borne by the participants. However for 2002, we approved a one-year increase to Conoco's contributions to 9.0 percent. Because cost increases for years prior to 2002 were less than 4.5 percent, the overall average through 2002 does not exceed 4.5 percent. As a result, we do not expect a material increase to the accumulated post-retirement benefit obligation or the other post-retirement benefit cost.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                                       PENSION BENEFITS                             OTHER POST-RETIREMENT BENEFITS
                                 ---------------------------------------------------------------    ------------------------------
                                        2001                 2000                    1999             2001       2000        1999
                                 ------------------   -------------------    -------------------    --------   --------    -------
                                   U.S.      INT'L.     U.S.      INT'L.       U.S.      INT'L.
                                 --------   -------   --------   --------    --------   --------

 Service cost..................  $     39   $    26   $     35   $     27    $     44   $     42    $      6   $      7    $     9
 Interest cost.................        61        41         62         37          58         41          28         25         22
 Expected return on plan
   assets......................       (76)      (37)       (76)       (33)        (79)       (36)         --         --         --
 Amortization of prior
   service cost (credit).......        (7)        5         (6)         5          (7)         5          (4)        (4)        (4)
 Recognized actuarial
   loss (gain).................         5        --          4         --           4          5           2         (1)         2
                                 --------   -------   --------   --------    --------   --------    --------   --------    -------
 Net periodic benefit cost.....  $     22   $    35   $     19   $     36   $      20   $     57    $     32   $     27    $    29
                                 ========   =======   ========   ========   =========   ========    ========   ========    =======


         The following table reflects information concerning benefit obligations, plan assets, funded status and recorded values.

                                                                                                               OTHER
                                                                       PENSION BENEFITS               POST-RETIREMENT BENEFITS
                                                         ------------------------------------------   ------------------------
                                                               2001                     2000             2001          2000
                                                         ------------------      ------------------   ----------    ----------
                                                          U.S.       INT'L.       U.S.       INT'L.
                                                         ------      ------      ------      ------
  CHANGE IN BENEFIT OBLIGATION
  Benefit obligation at beginning of year ..........     $  855      $  698      $  834      $  679   $      374    $      323
  Service cost .....................................         39          26          35          27            6             7
  Interest cost ....................................         61          41          62          37           28            25
  Exchange gain ....................................         --         (20)         --         (58)          (2)           --
  Participant contributions ........................         --          --          --          --           --             4
  Amendment(1) .....................................         27          --          --          --            6            --
  Actuarial (gain) loss ............................         53         (17)         (2)         17           38            46
  Acquisitions, divestitures and other .............         --          25          --          18           32            --
  Benefits paid ....................................        (50)        (23)        (74)        (22)         (29)          (31)
                                                         ------      ------      ------      ------   ----------    ----------
  Benefit obligation at end of year ................     $  985      $  730      $  855      $  698   $      453    $      374
                                                         ======      ======      ======      ======   ==========    ==========

  CHANGE IN PLAN ASSETS
  Fair value of plan assets at beginning of year ...     $  798      $  524      $  884      $  494   $       --    $       --
  Actual return on plan assets .....................        (45)        (68)        (29)         49           --            --
  Employer contribution ............................          7          32          17          29           24            26
  Participant contributions ........................         --          --          --          --            5             5
  Exchange gain ....................................         --         (15)         --         (40)          --            --
  Acquisitions, divestitures and other .............         --          23          --          10           --            --
  Benefits paid ....................................        (50)        (21)        (74)        (18)         (29)          (31)
                                                         ------      ------      ------      ------   ----------    ----------
  Fair value of plan assets at end of year .........     $  710      $  475      $  798      $  524   $       --    $       --
                                                         ======      ======      ======      ======   ==========    ==========

  Funded status of plans at end of year ............     $ (275)     $ (254)     $  (57)     $ (174)  $     (453)   $     (374)
  Transition asset .................................         (7)         (5)        (15)         (6)          --            --
  Unrecognized actuarial loss ......................        225          95          55          12           99            62
  Exchange gain ....................................         --          --          --          --           (2)           --
  Unrecognized prior service cost (credit) .........         37          68          11          81          (37)          (41)
                                                         ------      ------      ------      ------   ----------    ----------
  Net amount recognized at end of year .............     $  (20)     $  (96)     $   (6)     $  (87)  $     (393)   $     (353)
                                                         ======      ======      ======      ======   ==========    ==========

  AMOUNTS RECOGNIZED IN CONSOLIDATED BALANCE SHEET
     AT END OF YEAR
  Prepaid benefit (see note 16) ....................     $   --      $   --      $    5      $   --   $       --    $       --
  Accrued benefit liability
    Short-term (see note 19) .......................         --          --          --          --          (30)          (18)
    Long-term (see note 21) ........................        (70)       (196)        (69)       (115)        (363)         (335)
  Deferred pension transition obligation (see note
     16) ...........................................         --          70           5          28           --            --
  Accumulated other comprehensive loss(2) ..........         50          30          53          --           --            --
                                                         ------      ------      ------      ------   ----------    ----------
   Net amount recognized ............................    $  (20)     $  (96)     $   (6)     $  (87)  $     (393)   $     (353)
                                                         ======      ======      ======      ======   ==========    ==========

----------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)



(1) Represents a change in the U.S. pension plan for the survivors' benefit provisions.

(2) Before reduction for associated deferred tax benefit of $27 at December 31, 2001, and $19 at December 31, 2000 (see note 24).

                                                                                              OTHER
                                                                                         POST-RETIREMENT
                                                             PENSION BENEFITS                BENEFITS
                                               --------------------------------------   -----------------
                                                       2001                2000          2001       2000
                                               ----------------     ----------------    ------     ------
                                                U.S.     INT'L.      U.S.     INT'L.
                                               ------    ------     ------    ------
WEIGHTED-AVERAGE ASSUMPTIONS AT END OF
 YEAR
Discount rate ..........................        7.00%     6.00%      7.50%     6.00%     7.00%     7.50%
Rate of compensation increase ..........        4.60%     4.05%      4.60%     4.50%     4.60%     4.60%
Expected return on plan assets .........        9.25%     7.00%      9.00%     7.00%       --        --
Health care escalation rate ............          --        --         --        --      4.50%     4.50%

     U.S. defined benefit plan assets consisted primarily of common stock and fixed income securities at December 31, 2001. The assets included 1,100 shares of Conoco stock. At December 31, 2000, U.S. defined benefit plan assets consisted primarily of common stocks. No Conoco common stock was included in the 2000 holdings.

27.  FINANCIAL INSTRUMENTS AND OTHER RISK MANAGEMENT ACTIVITIES

GENERAL

     We operate in the worldwide crude oil, refined product, natural gas, natural gas liquids and electric power markets and are exposed to fluctuations in hydrocarbon and power prices, foreign currency rates and interest rates. These fluctuations can affect revenues and the cost of operating, investing and financing. Our management has used and intends to continue to use financial-and commodity-based derivative contracts to reduce the risk in overall earnings and cash flow when the benefits provided are anticipated to more than offset the risk management costs involved.

     We have established a Risk Management Policy that provides guidelines for entering into contractual arrangements (derivatives) to manage our commodity price, foreign currency rate and interest rate risks. The Conoco Risk Management Committee, composed of certain senior officers, has:

     o   an ongoing responsibility for the content of this policy;

     o principal oversight responsibility to ensure that we are in compliance with the policy; and

     o responsibility to ensure that procedures and controls are in place for the use of commodity, foreign currency and interest rate instruments.

     These procedures clearly establish derivative control and valuation processes, routine monitoring, and reporting requirements, and counterparty credit approval procedures. Additionally, to assess the adequacy of internal controls, our internal audit group reviews these risk management activities. The audit results are then reviewed by both the Conoco Risk Management Committee and by management.

     The counterparties to these contractual arrangements are limited to major financial institutions and other established companies in the petroleum industry. Although Conoco, in the event of nonperformance by these counterparties, is exposed to credit loss, this exposure is managed through credit approvals, limits and monitoring procedures and limits to the period over which unpaid balances are allowed to accumulate. We have not experienced any material nonperformance by counterparties to these contracts, and no material loss would be expected from any such nonperformance. Our exposure to the recent Enron Corp. bankruptcy is not material.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


ADOPTION OF NEW ACCOUNTING STANDARD

     Effective January 1, 2001, we adopted SFAS No. 133, as amended by SFAS No. 138 (SFAS 133). Upon initial adoption of SFAS 133, we recorded a cumulative transition gain of $37 after-tax into net income, which was mainly the result of certain derivative instruments that did not meet the conditions for hedge accounting pursuant to SFAS 133, and $1 into other comprehensive income to reflect the fair value of derivatives qualifying as cash flow hedges. In addition, $297 was recorded as assets, and $259 was recorded as liabilities.

     See note 9 for details on the accounting change generated from implementing SFAS 133 and note 24 for the impact of implementing SFAS 133 to "Other Comprehensive Income."

ACCOUNTING POLICY

     All derivatives are recognized on the balance sheet at their fair value. At the time Conoco enters into a derivative commodity instrument, the derivative is designated as a fair value hedge, a cash flow hedge or a non-hedging instrument.

     At December 31, 2001, the fair value of all derivative instruments were recorded in the balance sheet captions as follows:

     o   other current assets $574;

     o   other assets $27;

     o   other accrued liabilities $222; and

     o   other liabilities and deferred credits $158.

     For those derivatives designated as fair value or cash flow hedges, we formally document the hedging relationship and our risk management objective and strategy prior to undertaking the hedge. Hedge accounting is adopted for reporting gains and losses from changes in the fair value of cash flow and fair value hedges when the impact is material and the hedging instruments meet the criteria for hedge accounting, as defined in SFAS 133. Gains or losses from derivative instruments for which hedge accounting is applied are reported at the same time and in the same income statement caption as the hedged item. Gains or losses from derivative instruments for which hedge accounting is not applied are reported in other income.

     Conoco formally assesses, both at inception of the hedge and on an ongoing basis, the effectiveness of the hedging instrument. If it is determined that a hedging instrument has not been highly effective in offsetting gains or losses on the hedged transaction, hedge accounting will be discontinued on a prospective basis. Hedge accounting was not discontinued during 2001 for any hedging instruments.

     In the event a derivative designated as a hedge is terminated prior to the maturity of the hedged transaction, gains or losses at termination are deferred and included in the measurement of the hedged transaction. If a hedged transaction matures, is sold, extinguished or terminated prior to the maturity of a derivative designated as a hedge of such transaction, then the gains or losses associated with the derivative, through the maturity date of the transaction, are included in the measurement of the hedged transaction. The derivative also is reclassified as a non-hedging instrument. If the anticipated transaction is no longer expected to occur, derivatives designated as a hedge are reclassified to non-hedging instruments and gains (losses) are recognized in earnings in the current period.

     SFAS No. 133 and SFAS No. 138 are complex and subject to a potentially wide range of interpretations in their application. As such, in 1998 the FASB established the Derivative Implementation Group (DIG) task force specifically to consider and to publish official interpretations of issues arising from the implementation of SFAS 133. The DIG is still active, and the potential exists for additional issues to be brought under its review. Therefore, if subsequent DIG interpretations of SFAS 133 are different than our current policy, it is possible that our policy, as stated above, would be modified.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

COMMODITY PRICE RISK

     We enter into energy-related futures, forwards, swaps and options in various markets:

     o to balance our physical systems -- In addition to being able to settle exchange traded futures contracts in cash prior to contract expiry, they also can be settled by physical delivery of the commodity. These barrels can provide another source of supply to our physical or "wet barrel" pool to meet refinery requirements or marketing demand;

     o to meet customer needs -- Consistent with our policy to generally remain exposed to market prices, we use swap contracts to convert fixed price sales contracts (often requested by natural gas and refined product consumers) to a floating market basis; and

     o to manage our price exposure on anticipated crude oil, natural gas, refined product and electric power transactions.

     Our policy is generally to be exposed to market pricing for commodity purchases and sales. From time to time, management may use derivatives to establish longer-term positions to hedge the price risk for our equity crude oil and natural gas production, as well as our refinery margins. Specifically, in conjunction with the Gulf Canada acquisition, we initiated an extensive hedging program to mitigate volatile crude oil and natural gas prices through the purchase of derivative instruments.

     The fair value gain or loss of outstanding derivative commodity instruments is shown in the following table:

                                     FAIR VALUE AT DECEMBER 31
                                     -------------------------
                                      2001              2000
                                     -------         ---------
COMMODITY DERIVATIVES(1)
Crude oil and refined products
   Trading ......................    $    --         $       1
   Non-trading ..................        264(2)             92(3)
                                     -------         ---------
Combined ........................    $   264         $      93
                                     =======         =========

Natural gas and electricity
   Trading ......................    $    --         $       3
   Non-trading ..................         74(4)            103
                                     -------         ---------
Combined ........................    $    74         $     106
                                     =======         =========


----------

(1) Includes derivative instruments that can be settled in cash or by physical delivery of the commodity.

(2) Includes collars with a $24.04 floor price and a $26.54 cap price (West Texas Intermediate equivalent) on 54.5 million barrels for the period October 2001 through December 2002.

     Includes swaps at $25.30 on 18.3 million barrels for the period October 2001 through December 2002.

(3) Includes purchased crude oil put options with a strike price of $22.00 (West Texas Intermediate equivalent) per barrel on 63 million barrels during the period of April through December 2001.

(4) Includes collars with a $4.00 floor price and a $4.60 cap price (NYMEX equivalent) on approximately 120,000 mmbtu per day for the period October 2001 through December 2002.

     Includes swaps at $4.02 on approximately 100,000 mmbtu per day for the period October 2001 through December 2002.


     The fair values of the futures contracts are based on quoted market prices obtained from the New York Mercantile Exchange or the International Petroleum Exchange of London. The fair values of swaps and other over-the-counter instruments are estimated based on quoted market prices of comparable contracts and approximate the gain or loss that would have been realized if the contracts had been closed out at year-end.

     We do a limited amount of trading unrelated to our underlying physical business for which after-tax gains or losses have not been material.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     The amount of hedge accounting ineffectiveness related to commodity derivatives for the year 2001 was not material.

FOREIGN CURRENCY RISK

     Conoco has foreign currency exchange rate risk resulting from operations in over 40 countries around the world. We do not comprehensively hedge our exposure to currency rate changes, although we may choose to selectively hedge exposures to foreign currency rate risk. Examples include firm commitments for capital projects, certain local currency tax payments and dividends, and cash returns from net investments in foreign affiliates to be remitted within the coming year.

     In conjunction with our European commercial paper program, we enter into foreign currency swaps for all non-U.S. dollar notes issued in order to receive the U.S. dollar equivalent proceeds upon note issuance and to lock in the forward foreign currency rate on note maturity. At December 31, 2001, the U.S. dollar equivalent of all non-U.S. dollar notes outstanding was $29, all of which were swapped to the U.S. dollar. At December 31, 2000, the U.S. dollar equivalent of all non-U.S. dollar notes outstanding was $81, all of which were swapped for the U.S. dollar.

     At December 31, 2001, we had open foreign currency exchange derivative instruments with a notional value of $9 related to forward currency sales. At December 31, 2000, we had open foreign currency exchange derivative instruments with a notional value of $45 related to anticipated foreign currency capital investments.

     The fair value of outstanding foreign currency hedges is shown in the following table:

                                 FAIR VALUE AT DECEMBER 31
                                 -------------------------
                                    2001           2000
                                 ---------       ---------
FOREIGN CURRENCY DERIVATIVES
   Non-trading .............     $      --       $       2
                                 ---------       ---------
Total ......................     $      --       $       2
                                 =========       =========

     There was no amount of hedge accounting ineffectiveness recognized in earnings related to foreign currency derivatives for the year 2001.

INTEREST RATE RISK

     Conoco manages any material risk arising from exposure to interest rates by using a combination of financial derivative instruments. This program was developed to manage the fixed and floating interest rate mix of our total debt portfolio and related overall cost of borrowing. Beginning in the fourth quarter 2001, we executed several interest rate swaps to increase our overall debt portfolio's exposure to floating interest rates. These transactions included swapping $1,650 of fixed rate debt to floating rate debt, as well as swapping $900 of floating rate debt to fixed rate debt. These instruments qualify for the short-cut method of hedge accounting and had no ineffectiveness. Through these transactions, we effectively increased our exposure to floating interest rates by $750. In addition to increasing our floating rate exposure, we effectively swapped $900 of debt to a lower fixed rate, reducing the pretax interest rate by approximately 250 basis points.

     The fair value gain or loss of outstanding interest rate swaps is shown in the following table:

                                            FAIR VALUE AT DECEMBER 31
                                            -------------------------
                                               2001           2000
                                            ---------       ---------

INTEREST RATE DERIVATIVES
   Fixed rate to floating rate hedges
    Notes due 2009 .....................    $     (35)      $      --
    Notes due 2029 .....................          (74)             --
                                            ---------       ---------
   Fixed rate to floating rate hedges
    (see note 20) ......................         (109)             --
   Floating rate to fixed rate hedges...           (8)             --
                                            ---------       ---------
Total ..................................    $    (117)      $      --
                                            =========       =========

     At December 31, 2000, Conoco had no significant open interest rate financial derivative instruments.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

FAIR VALUES OF NON-DERIVATIVE FINANCIAL INSTRUMENTS

     The carrying values of most non-derivative financial instruments are based on historical costs. The carrying values of marketable securities, receivables, payables and short-term obligations approximate their fair value because of their short maturity.

     Long-term borrowings and capital lease obligations outstanding at December 31, 2001, before interest rate hedges, of $8,376, had an estimated fair value of $8,557. Obligations outstanding at December 31, 2000, of $4,138 approximate fair value. These estimates were based on quoted market prices for the same or similar issues, or the current rates offered to Conoco for issues with the same remaining maturities.

28.  COMMITMENTS AND CONTINGENT LIABILITIES

     We use various leased facilities and equipment in our operations. Future minimum lease payments under noncancelable operating leases are $329 for 2002, $285 for 2003, $154 for 2004, $136 for 2005, $221 for 2006 and $549 for
subsequent years. Future minimum lease payments are not reduced by $66 of noncancelable minimum sublease rentals, where we continue to be the primary obligator under the original leases. Rental expense under operating leases was $322 in 2001, $274 in 2000 and $301 in 1999. Rental revenue under operating subleases was $15 in 2001, $11 in 2000 and $15 in 1999.

     Conoco has various purchase commitments for materials, supplies, services and items of permanent investment incident to the ordinary conduct of business. Such commitments are not at prices in excess of current market. Additionally, we have obligations under international contracts to purchase natural gas over periods up to 18 years. At December 31, 2001, these long-term purchase obligations were at prices approximating year-end quoted market prices. However, at December 31, 2000, these obligations were at prices lower than year-end 2000 market prices. No material annual loss is expected from these long-term commitments.

     We are subject to various lawsuits and claims including but not limited to: actions challenging oil and gas royalty and severance tax payments; actions related to gas measurement and valuation methods; actions related to joint interest billings to operating agreement partners; claims for damages resulting from leaking underground storage tanks; and related toxic tort claims. As a result of the separation agreement with DuPont, we also have assumed responsibility for current and future claims related to certain discontinued chemicals and agricultural chemicals businesses operated by Conoco in the past. In general, the effect on future financial results is not subject to reasonable estimation because considerable uncertainty exists. The ultimate liabilities resulting from such lawsuits and claims may be material to results of operations in the period in which they are recognized.

     An accrual of $112 was recorded during the fourth quarter of 2001 for a litigation settlement related to certain discontinued chemicals businesses for which we assumed responsibility for claims as a result of the separation agreement with DuPont.

     On May 2, 2000, a jury in federal court in Virginia found that Conoco infringed patents of General Technology Applications (GTA) involving part of a process for manufacturing flow improver products. The amount awarded as damages was $55. The Federal Circuit Court of Appeals handed down a decision on September 19, 2001, without a written opinion, affirming the trial court's verdict. On November 9, 2001, we paid approximately $60 that included interest to the settlement date, in partial satisfaction of the judgment. The parties entered into settlement negotiations and in December 2001 reached a confidential settlement of all disputes between the parties.

     Over the next seven years, we will spend an estimated $95 to $100 for capital improvements at our U.S. refineries to install control technology and equipment to reduce emissions from stacks, vents, valves, heaters, boilers and flares.

     We also are subject to contingencies pursuant to environmental laws and regulations that in the future may require further action to correct the effects on the environment of prior disposal practices or releases of petroleum substances by Conoco or other parties. We have accrued for certain environmental remediation activities consistent with our policy set forth in note 2. These accrued liabilities exclude claims against Conoco's insurers or other third parties and are not discounted. Many of these liabilities result from the Comprehensive Environmental Response, Compensation and Liability Act, as amended and often referred to as "Superfund" (CERCLA), the Resource Conservation and Recovery Act, as amended (RCRA); and similar state laws that require us to undertake certain

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

investigative and remedial activities at sites where we conduct, or once conducted, operations or at sites where Conoco-generated waste was disposed. The accrual also includes a number of sites identified by Conoco that may require environmental remediation, but which are not currently the subject of CERCLA, RCRA or state enforcement activities. Over the next decade, we may incur significant costs under both CERCLA and RCRA. Considerable uncertainty exists with respect to these costs, and under adverse changes in circumstances, potential liability may exceed amounts accrued as of December 31, 2001.

     Conoco assumed environmental remediation liabilities from DuPont related to certain discontinued chemicals and agricultural chemicals businesses operated by Conoco in the past that are included in the environmental accrual. We also assumed environmental remediation liabilities with the purchase of Gulf Canada in the third quarter 2001. These liabilities totaled $27 at December 31, 2001, and were discounted at 5 percent. The total environmental liability accrual amounted to $157 at December 31, 2001, and $119 at December 31, 2000. These expenditures are expected to be incurred over the next 10 years.

     Approximately 90 percent of Conoco's environmental reserve at December 31, 2001, was attributable to RCRA and similar remediation liabilities (including voluntary remediations) and 10 percent to CERCLA liabilities. Remediation activities vary substantially in duration and cost from site to site depending on the mix of unique site characteristics, evolving remediation technologies, diverse regulatory agencies and enforcement policies, and the presence or absence of potentially liable third parties. Therefore, it is difficult to develop reasonable estimates of future site remediation costs. In management's opinion, this accrual was appropriate based on existing facts and circumstances. In the event future monitoring and remediation expenditures are in excess of amounts accrued, they may be significant to results of operations in the period recognized. However, management does not anticipate they will have a material adverse effect on the consolidated financial position of Conoco. During 2001, remediation accruals resulted in a $44 charge, compared to a $35 charge in 2000 and a $6 charge in 1999.

     RCRA extensively regulates the treatment, storage and disposal of hazardous waste and requires a permit to conduct such activities. RCRA requires permitted facilities to undertake an assessment of environmental conditions at the facility. If conditions warrant, we may be required to remediate contamination caused by prior operations. In contrast to the CERCLA, the cost of corrective action activities under the RCRA corrective action program typically is borne solely by Conoco. Over the next decade, we anticipate that significant ongoing expenditures for RCRA remediation activities may be required. However, annual expenditures for the near term are not expected to vary significantly from the range of such expenditures over the past few years. Conoco's expenditures associated with RCRA and similar remediation activities conducted voluntarily or pursuant to state and foreign laws were approximately $63 in 2001, $34 in 2000 and $33 in 1999. In the long term, expenditures are subject to considerable uncertainty and may fluctuate significantly.

     Conoco from time to time receives requests for information or notices of potential liability from the United States Environmental Protection Agency (USEPA) and state environmental agencies alleging that we are a potentially responsible party under CERCLA or an equivalent state statute. On occasion, Conoco also has been made a party to cost recovery litigation by those agencies or by private parties. These requests, notices and lawsuits assert potential liability for remediation costs at various sites that typically are not owned by Conoco but allegedly contain wastes attributable to Conoco's past operations. As of December 31, 2001, we had been notified of potential liability under CERCLA or comparable state law at about 22 sites around the U.S., with active remediation under way at six of those sites. We received notice of potential liability at five new sites during 2001, compared with two similar notices in 2000 and four in 1999. Expenditures associated with CERCLA and similar state remediation activities were not significant for Conoco in 2001, 2000 or 1999.

     For most Superfund sites, Conoco's potential liability will be significantly less than the total site remediation costs because the percentage of waste attributable to Conoco versus that attributable to all other potentially responsible parties is relatively low. Other potentially responsible parties at sites where Conoco is a party typically have had the financial strength to meet their obligations, and where they have not, or where potentially responsible parties could not be located, Conoco's own share of liability has not increased materially. There are relatively few sites where Conoco is a major participant, and neither the cost to Conoco of remediation at those sites nor such cost at all CERCLA sites in the aggregate is expected to have a material adverse effect on the competitive or financial condition of Conoco.

     Cash expenditures not charged against income for previously accrued remediation activities under CERCLA, RCRA and similar state and foreign laws were $33 in 2001, $25 in 2000 and $26 in 1999. Although future

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

remediation expenditures in excess of current reserves are possible, the effect of any such excess on future financial results is not subject to reasonable estimation because of the considerable uncertainty regarding the cost and timing of such expenditures.

     Conoco or DuPont, on behalf of and indemnified by Conoco, has directly guaranteed borrowings and other obligations of certain affiliated companies and others. These guarantees totaled $1,097 at December 31, 2001, and $1,090 at December 31, 2000. The balance at December 31, 2001, included $719 and $150 associated with Petrozuata and Polar Lights, respectively, while the balance at December 31, 2000, included $706 and $167. Petrozuata has successfully met the operational requirements of the completion test associated with this guarantee, and upon acceptance of the financial certificate by the trustee, Conoco will be released from its guarantee and the debt will become non-recourse to the sponsors. We expect this release to occur no later than April 2002. In addition, Conoco owns 7.5 billion shares at December 31, 2001, and 2.0 billion shares at December 31, 2000, of Turcas Petrol A.S., of which 1,304 million shares at December 31, 2001, and 909 million shares at December 31, 2000, were pledged to a group of Turkish banks that issued letters of credit in support of a $70 borrowing. Conoco had no indirect guarantees as of December 31, 2001, and December 31, 2000.

     Our operations, particularly oil and gas exploration and production, can be affected by changing economic, regulatory and political environments in the various countries in which we operate, including the U.S. In certain locations, host governments have imposed restrictions, controls and taxes. In others, political conditions have existed that may threaten the safety of employees and our continued presence in those countries. Internal unrest or strained relations between a host government and Conoco or other governments may affect our operations. Those developments have, at times, significantly affected our operations and related results and are carefully considered by management when evaluating the level of current and future activity in such countries. We do take various steps to minimize our financial exposure to loss including, in certain cases, obtaining risk insurance coverage. Areas in which we have a significant active presence include Canada, the Czech Republic, Ecuador, Germany, Indonesia, Malaysia, the Netherlands, Nigeria, Norway, Russia, Syria, the United Arab Emirates, the U.K., the U.S., Venezuela and Vietnam.

29.  OPERATING SEGMENT AND GEOGRAPHIC INFORMATION

     Conoco has three operating segments that comprise the structure used by senior management to make key operating decisions and assess performance. These are the upstream, downstream and emerging businesses segments. Upstream operating segment activities include exploring for, developing, producing and selling crude oil, natural gas and natural gas liquids, and Canadian Syncrude. Activities of the downstream operating segment include refining crude oil and other feedstocks into petroleum products; buying and selling crude oil and refined products; and transporting, distributing and marketing petroleum products. Emerging businesses operating segment activities include the development of new businesses beyond our traditional operations. Emerging businesses currently is involved in carbon fibers (Conoco Cevolution(R)); natural gas refining, including gas to liquids; and international power.

     Conoco has five reporting segments. Four reporting segments reflect the geographic division between the U.S. and international operations of its upstream and downstream businesses. One reporting segment is for emerging businesses. Corporate includes general corporate expenses, financing costs and other non-operating items and captive insurance operations.

     We sell our products worldwide. In 2001, about 58 percent of sales were made in the U.S. and 36 percent of sales were made in Europe. In 2000, about 59 percent of sales were made in the U.S. and 36 percent of sales were made in Europe. Major products include crude oil, natural gas, Canadian Syncrude and refined products that are sold primarily in the energy and transportation markets. Our sales are not materially dependent on any single customer or small group of customers. Transfers between segments are on the basis of estimated market values.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


                                              UPSTREAM              DOWNSTREAM
                                       --------------------    --------------------    EMERGING              ELIMINA-   CONSOLI-
SEGMENT INFORMATION                      U.S.       INT'L.        U.S.      INT'L.    BUSINESSES  CORPORATE  TIONS       DATED
                                       --------    --------    --------    --------   ----------  ---------  --------   --------
2001
Sales and other operating
 revenues(1)
   Refined products .................  $     --    $     22    $ 11,425    $ 10,696    $     --   $     --   $     --   $ 22,143
   Crude oil ........................        40       1,905       3,674         250          --         --         --      5,869
   Natural gas ......................     5,615       2,509          --          --          --         --         --      8,124
   Canadian Syncrude ................        --          79          --          --          --         --         --         79
   Other ............................     1,373         605         189         350           5         --         --      2,522
                                       --------    --------    --------    --------    --------   --------   --------   --------
        Total .......................     7,028       5,120      15,288      11,296           5         --         --     38,737
Transfers between segments ..........       764         624         173         490          24         --     (2,075)        --
                                       --------    --------    --------    --------    --------   --------   --------   --------
Total operating revenues ............  $  7,792    $  5,744    $ 15,461    $ 11,786    $     29   $     --   $ (2,075)  $ 38,737
                                       ========    ========    ========    ========    ========   ========   ========   ========
Operating profit ....................  $  1,451    $  1,642    $    447    $    159    $   (131)  $   (305)  $     --   $  3,263
Equity in earnings of affiliates ....        33         106          71         (22)         (7)        --         --        181
Corporate non-operating items
   Interest and debt expense ........        --          --          --          --          --       (396)        --       (396)
   Interest income (net of misc.
     interest expense) ..............        --          --          --          --          --         21         --         21
   Other ............................        --          --          --          --          --        (82)        --        (82)
                                       --------    --------    --------    --------    --------   --------   --------   --------
Income before income taxes ..........     1,484       1,748         518         137        (138)      (762)        --      2,987
Income tax expense ..................      (505)       (956)       (186)        (51)         48        259         --     (1,391)
                                       --------    --------    --------    --------    --------   --------   --------   --------
Income before extraordinary
   item and accounting change .......       979         792         332          86         (90)      (503)        --      1,596
Extraordinary item, charge for the
   early extinguishment of debt,
   net of income taxes ..............        --          --          --          --          --        (44)        --        (44)
Cumulative effect of accounting
   change, net of income taxes ......         8          32          (3)         --          --         --         --         37
                                       --------    --------    --------    --------    --------   --------   --------   --------
Net income (loss)(2) ................  $    987    $    824    $    329    $     86    $    (90)  $   (547)  $     --   $  1,589
                                       ========    ========    ========    ========    ========   ========   ========   ========
Capital employed at December 31(3)
   Excluding investment
     in affiliates ..................  $  2,854    $  6,886    $  1,308    $    933    $    194   $    203   $     --   $ 12,378
   Investment in affiliates(4) ......        92       1,129         253         420          --         --         --      1,894
                                       --------    --------    --------    --------    --------   --------   --------   --------
Total capital employed ..............  $  2,946    $  8,015    $  1,561    $  1,353    $    194   $    203   $     --   $ 14,272
                                       ========    ========    ========    ========    ========   ========   ========   ========
  Return on capital employed
     (ROCE)(5) ......................      30.0%       14.5%       25.6%       11.8%        N/A        N/A         --       17.7%
  Significant non-cash items
     DD&A ...........................  $    508    $  1,014    $    140    $    141    $     --   $      8   $     --   $  1,811
  Dry hole costs and impairment of
     unproved properties ............  $     18    $     98    $     --    $     --    $     --   $     --   $     --   $    116
  Capital expenditures and
     investments(6) .................  $    856    $  1,358    $    164    $    225    $    196   $     36   $     --   $  2,835
  Purchase of Gulf Canada,
     net of cash acquired ...........  $     --    $  4,318    $     --    $     --    $     --   $     --   $     --   $  4,318
Total assets(7) .....................  $  4,378    $ 16,607    $  3,411    $  2,786    $    234   $    488   $     --   $ 27,904

2000
Sales and other operating
 revenues(1)
   Refined products .................  $     --    $     --    $ 12,343    $ 11,284    $     --   $     --   $     --   $ 23,627
   Crude oil ........................        16       1,627       4,754         497          --         --         --      6,894
   Natural gas ......................     4,099       1,686          --          --          --         --         --      5,785
   Other ............................     1,416         353         282         376           4         --         --      2,431
                                       --------    --------    --------    --------    --------   --------   --------   --------
        Total .......................     5,531       3,666      17,379      12,157           4         --         --     38,737
Transfers between segments ..........       740         831         177         644          --         --     (2,392)        --
                                       --------    --------    --------    --------    --------   --------   --------   --------
Total operating revenues ............  $  6,271    $  4,497    $ 17,556    $ 12,801    $      4   $     --   $ (2,392)  $ 38,737
                                       ========    ========    ========    ========    ========   ========   ========   ========
Operating profit ....................  $  1,051    $  2,103    $    208    $    344    $    (89)  $   (159)  $     --   $  3,458

Equity in earnings of affiliates ....        20         230          53         (26)         --         --         --        277
Corporate non-operating items
   Interest and debt expense ........        --          --          --          --          --       (338)        --       (338)
   Interest income (net of misc.
      interest expense) .............        --          --          --          --          --         39         --         39

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                                  UPSTREAM            DOWNSTREAM
                                            -------------------   -------------------    EMERGING                ELIMINA-  CONSOLI-
SEGMENT INFORMATION                           U.S.      INT'L.      U.S.      INT'L.    BUSINESSES   CORPORATE    TIONS     DATED
                                            --------   --------   --------   --------   ----------   ---------   --------  --------
2000 (CONT'D.)
   Other .................................        --         --         --         --           --          22         --        22
                                            --------   --------   --------   --------   ----------   ---------   --------  --------
Income before income taxes ...............     1,071      2,333        261        318          (89)       (436)        --     3,458
Income tax expense .......................      (352)    (1,185)       (79)       (88)          20         128         --    (1,556)
                                            --------   --------   --------   --------   ----------   ---------   --------  --------
Net income (loss)(2) .....................  $    719   $  1,148   $    182   $    230   $      (69)  $    (308)  $     --  $  1,902
                                            ========   ========   ========   ========   ==========   =========   ========  ========
Capital employed at December 31(3)
   Excluding investment in affiliates ....  $  2,684   $  3,278   $  1,266   $    918   $       27   $     346   $     --  $  8,519
   Investment in affiliates(4) ...........       162        865        285        490           29          --         --     1,831
                                            --------   --------   --------   --------   ----------   ---------   --------  --------
Total capital employed ...................  $  2,846   $  4,143   $  1,551   $  1,408   $       56   $     346   $     --  $ 10,350
                                            ========   ========   ========   ========   ==========   =========   ========  ========
Return on capital employed (ROCE)(5) .....      24.7%      30.2%      12.8%      18.0%         N/A         N/A         --      22.6%
Significant cash items
  DD&A ...................................  $    412   $    611   $    136   $    138   $       --   $       4   $     --  $  1,301
  Dry hole costs and impairment of
    unproved properties ..................  $     44   $     44   $     --   $     --   $       --   $      --   $     --  $     88
  Inventory write-down to market .........  $     --   $     --   $     --   $     24   $       --   $      --   $     --  $     24
Capital expenditures and investments(6) ..  $    667   $  1,486   $    344   $    201   $       72   $      26   $     --  $  2,796
Total assets .............................  $  3,733   $  7,195   $  3,461   $  2,925   $       88   $     725   $     --  $ 18,127

1999
Sales and other operating revenues(1)
   Refined products ......................  $     --   $     --   $  7,771   $  9,253   $       --   $      --   $     --  $ 17,024
   Crude oil .............................        10      1,101      3,165        621           --          --         --     4,897
   Natural gas ...........................     2,436      1,033         --         --           --          --         --     3,469
   Other .................................       863        113        255        390           28          --         --     1,649
                                            --------   --------   --------   --------   ----------   ---------   --------  --------
Total ....................................     3,309      2,247     11,191     10,264           28          --         --    27,039
Transfers between segments ...............       435        476        106        325           --          --     (1,342)       --
                                            --------   --------   --------   --------   ----------   ---------   --------  --------
Total operating revenues .................  $  3,744   $  2,723   $ 11,297   $ 10,589   $       28   $      --   $ (1,342) $ 27,039
                                            ========   ========   ========   ========   ==========   =========   ========  ========
Operating profit .........................  $    381   $    891   $    110   $    192   $      (54)  $    (154)  $     --  $  1,366
Equity in earnings of affiliates .........         8         94         55         (7)          --          --         --       150
Corporate non-operating items
   Interest and debt expense .............        --         --         --         --           --        (311)        --      (311)
   Interest income (net of misc.
     interest expense) ...................        --         --         --         --           --          25         --        25
   Other .................................        --         --         --         --           --         (13)        --       (13)
                                            --------   --------   --------   --------   ----------   ---------   --------  --------
Income before income taxes ...............       389        985        165        185          (54)       (453)        --     1,217
Income tax expense .......................       (67)      (451)       (46)       (56)          19         128         --      (473)
                                            --------   --------   --------   --------   ----------   ---------   --------  --------
Net income (loss)(2) .....................  $    322   $    534   $    119   $    129   $      (35)  $    (325)  $     --  $    744
                                            ========   ========   ========   ========   ==========   =========   ========  ========
Capital employed at December 31(3)
   Excluding investment in affiliates ....  $  2,694   $  2,842   $  1,313   $    884   $       50   $     232   $     --  $  8,015
   Investment in affiliates(4) ...........       166        620        260        526           32          --         --     1,604
                                            --------   --------   --------   --------   ----------   ---------   --------  --------
Total capital employed ...................  $  2,860   $  3,462   $  1,573   $  1,410   $       82   $     232   $     --  $  9,619
                                            ========   ========   ========   ========   ==========   =========   ========  ========

Return on capital employed (ROCE)(5)......      12.1%      16.0%       9.0%       8.8%         N/A         N/A         --      11.0%
Significant non-cash items
   DD&A ..................................  $    374   $    547   $    126   $    142   $       --   $       4   $     --  $  1,193
   Dry hole costs and impairment of
      unproved properties ................  $     16   $    115   $     --   $     --   $       --   $      --   $     --  $    131
Capital expenditures and investments(6) ..  $    413   $    839   $    214   $    248   $       69   $       4   $     --  $  1,787
Total assets .............................  $  3,502   $  5,949   $  3,287   $  2,835   $       91   $     711   $     --  $ 16,375


----------
(1)  Includes sales of purchased products substantially at cost:



                                                                2001       2000        1999
                                                             ----------- ---------- -----------
Buy/sell supply transactions settled in cash
    Crude oil..............................................  $    3,770  $   4,786  $    3,282
    Refined products.......................................  $    1,803  $   1,703  $      747
Natural gas resales........................................  $    3,931  $   2,551  $    1,242
Electric power resales.....................................  $        5  $       4  $       28

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


    Sales to equity affiliates totaled $1,690 for 2001, $2,200 for 2000 and $1,519 for 1999. The majority of these sales was in downstream and represented refined products.

(2) Includes after-tax benefits (charges) from the following items:

                                                 UPSTREAM              DOWNSTREAM
                                             ------------------    -------------------    EMERGING                ELIMINA- CONSOLI-
SEGMENT INFORMATION                            U.S.      INT'L.      U.S.      INT'L.     BUSINESSES   CORPORATE   TIONS    DATED
                                             --------   -------    --------   --------    -----------  ---------  -------- --------
2001
Asset sales ...............................  $    134   $    --    $     --   $     --    $        --  $     --   $    --  $   134
Affiliate sales and write-downs ...........        23        --         (23)       (23)            --        --        --      (23)
Foreign currency exchange loss ............        --        --          --         --             --       (38)       --      (38)
Cumulative effect of accounting change ....         8        32          (3)        --             --        --        --       37
Assets held for sale and
  other write-downs .......................       (44)       (87)        --         --             --        --        --     (131)
Premium on debt retirement ................        --        --          --         --             --       (44)       --      (44)
Humber fire repairs .......................        --        --          --        (54)            --        --        --      (54)
Discontinued businesses ...................        --        --          --         --             --       (70)       --      (70)
Litigation ................................        --        --         (41)        --             --        --        --      (41)
Other .....................................        --        --          --         --             --        (4)       --       (4)
                                             --------   -------    --------   --------    -----------  --------   -------  -------
Total special items .......................  $    121   $   (55)   $    (67)  $    (77)   $        --  $   (156)  $    --  $  (234)
                                             ========   =======    ========   ========    ===========  ========   =======  =======

2000
Asset sales ...............................  $     27   $    --    $     --   $     --      $      --  $     --   $    --  $    27
Affiliate sales and write-downs ...........        --        --          --         --            (26)       --        --      (26)
Inventory write-downs .....................        --        --          --        (24)            --        --        --      (24)
Assets held for sale and
  other write-downs .......................        --        --          (3)        --             --        --        --       (3)
Discontinued businesses ...................        --        --          --         --             --        (4)       --       (4)
Litigation ................................        --        --         (16)        --             --        --        --      (16)
                                             --------   -------    --------   --------     ----------  --------   -------  -------
Total special items .......................  $     27   $    --    $    (19)  $    (24)    $      (26) $     (4)  $    --  $   (46)
                                             ========   =======    ========   ========     ==========  ========   =======  =======

1999
Discontinued businesses ...................  $     --   $    --    $     --   $     --    $        --  $    (20)  $    --  $   (20)
Litigation ................................        --        --         (18)        --             --        --        --      (18)
                                             --------   -------    --------   --------    -----------  --------   -------  -------
Total special items .......................  $     --   $    --    $    (18)  $     --    $        --  $    (20)  $    --  $   (38)
                                             ========   =======    ========   ========    ===========  ========   =======  =======

    Special items in 2001 included gains of $194, consisting of:

     o     $134 from the sale of several shallow Gulf of Mexico properties;

     o     $23 from the sale of our interest in the Pocahontas Gas Partnership;
           and

     o $37 from a cumulative transition gain recorded on January 1, 2001, upon initial adoption of SFAS No. 133, as amended.

     The cumulative transition gain of $37 included a $40 gain in upstream related to changes in the fair value of certain crude oil put options from their purchase date to the January 1, 2001 adoption of the aforementioned standards and a $3 charge in U.S. downstream associated with various derivatives. The $40 upstream transition gain consisted of $8 that was U.S. related and $32 that was related to international operations. Offsetting this transition gain and included in net income for upstream was a $53 expense for 2001 related to changes in the fair value of these same crude oil put options. The $53 expense for 2001 consisted of $10 for U.S. operations and $43 for international operations.

     Offsetting theses gains were:

     o downstream affiliate sales and write-downs of $46 consisting of a $23 write-down of a U. S. joint-venture investment held for sale and a $23 write-down of an international joint-venture investment held for sale;

     o a $38 foreign currency exchange loss from changes in the fair value of Canadian dollar forward exchange contracts related to the acquisition of Gulf Canada;

     o upstream assets held for sale and other write-downs of $131 consisting of a $44 write-down of certain U.S. producing assets held for sale and an $87 write-down of Canadian legacy assets held for sale;

     o $44 for extraordinary item charges for premiums on the early repayment of high-cost Gulf Canada debt;

     o a $54 charge to record repairs and other costs associated with the April 16, 2001 explosion and fire at our Humber refinery in North Lincolnshire, U.K.;

     o an accrual of $70 for a litigation settlement for a discontinued business related to the separation agreement from DuPont;

     o a $41 charge related to an adverse ruling on the patent dispute with GTA; and

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


     o     $4 in costs associated with the ConocoPhillips merger.

     Special items in 2000 included a $27 gain from the sale of U.S. natural gas processing assets. This asset sale was part of Conoco's effort to move away from a midstream business of scattered assets in mature areas toward a business built on centralized, large-scale gas processing systems.

     The following charges also were recorded during 2000:

     o     affiliate sales and write-downs of $26;

     o     $24 write-down of inventories to market value;

     o assets held for sale and other write-downs of $3 for U.S. refinery assets;

     o     $4 from discontinued businesses; and

     o     $16 from U.S. downstream litigation charges.

     The after-tax affiliate sales and write-downs were the result of our write-off of $26 related to our 37.5 percent interest in a Colombian power venture. The Colombian power venture write-off was due to unfavorable business conditions in Colombia. In October 1996, Conoco Global Energy purchased shares in a Colombian power venture that was formed to generate and market electric power by means of a gas-fired electrical generating facility near Barrancabermeja, Colombia. The gas-fired plant became operational in August 1998 and received capacity payments for idle periods. With the deterioration of the Colombian economy, the plant suffered small losses in 1998 and 1999. The continued weak demand for electricity created a large surplus in generating capacity, prompting a reduction in the capacity payment rate for 2000. A combination of lower capacity payment revenue, continued weak demand for electricity, onerous gas supply contract provisions, safety and security concerns from continued guerilla activity, and forecasted losses for 2000 prompted management's decision in the third quarter of 2000 to exit the venture, resulting in a revaluation of the investment. After pursuing various options, Conoco's interest was sold in February 2001 for a nominal amount.

     The $24 write-down of inventories at year-end 2000 was the result of significant declines in crude oil and finished product prices during December. The write-down occurred at our Melaka refinery joint venture as Dubai crude oil prices fell from $33.00 per barrel to $23.00 per barrel during December. The $4 loss was for settlement costs associated with the separation agreement from DuPont related to a discontinued business.

     Special items in 1999 included charges for $18 related to the settlement of certain posted price litigation and $20 for the resolution of certain liabilities associated with the separation from DuPont related to discontinued businesses operated by Conoco in the past.

     Net income before special items (earnings before special items) totaled $1,823 in 2001, $1,948 in 2000 and $782 in 1999.

(3) Capital employed is equivalent to the sum of stockholders' equity, minority interests and borrowings (both short-term and long-term) and excludes goodwill. Borrowings include amounts due to related parties, net of associated notes receivable. Amounts identified for operating segments comprise those assets and liabilities not deemed to be of a general corporate nature, including cash and cash equivalents, financing-oriented items and aviation investment.

(4) Investment in affiliates (including advances) for Petrozuata was $822, $693 and $445 for 2001, 2000 and 1999, respectively.

(5) ROCE is a measure of annual net income before special items, excluding after-tax debt cost incurred and minority interests incurred, generated as a percentage of the two-year average capital employed as defined above.

(6)  Includes investments in affiliates.

(7) Includes goodwill arising from the third quarter 2001 acquisition of Gulf Canada. Upon full implementation in 2002 of SFAS No. 142, this amount will be disclosed in the reporting segments that include the "Reporting Units" to which this goodwill must be allocated in accordance with the requirement of this standard.



                                                                                                            OTHER
GEOGRAPHIC INFORMATION                           U.S.       CANADA       U.K.      GERMANY     NORWAY     COUNTRIES   CONSOLIDATED
                                              ---------   ---------   ---------   ---------   ---------   ---------   ------------

2001
Sales and other operating revenues(1) .....   $  22,321   $   1,112   $   7,732   $   3,518   $     577   $   3,477     $  38,737
Long-lived assets at December 31(2)  ......   $   5,792   $   4,514   $   3,292   $     145   $   1,711   $   2,464     $  17,918

2000
Sales and other operating revenues(1)  ....   $  22,914   $     372   $   7,851   $   3,606   $     474   $   3,520     $  38,737
Long-lived assets at December 31(2)  ......   $   5,492   $     515   $   3,662   $     143   $   1,473   $     922     $  12,207

1999
Sales and other operating revenues(1) .....   $  14,528   $      46   $   5,950   $   3,150   $     330   $   3,035     $  27,039
Long-lived assets at December 31(2)  ......   $   5,192   $     300   $   3,265   $     154   $   1,574   $     750     $  11,235


-----------------

(1) Revenues are attributed to countries based on location of the selling entity.

(2)  Represents net PP&E.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


30.  INVESTING ACTIVITIES

     In 2001, purchases of businesses included $4,571 cash paid for Gulf Canada. See note 3 for details of the acquisition. Purchases of businesses in 2000 included a third quarter cash purchase of Saga U.K. Ltd. for $545, and was allocated $796 to fixed assets, $92 to other assets and $343 to liabilities assumed. In 1999, Conoco purchased substantially all of Petro-Canada's natural gas liquids business for $176 cash, which was allocated $189 to fixed assets, $9 to working capital and $22 to deferred taxes and liabilities assumed. The pro forma effect on prior period revenue, net income and earnings per share was not material.

     Non-cash additions to PP&E were $61 for 2001, $41 for 2000 and zero for 1999.

     Total proceeds in 2001 from the sales of assets of $795 included the shallow Gulf of Mexico properties for $294; the third quarter sale of our 50 percent interest in the Pocahontas Gas Partnership of $152; Lobo natural gas properties of $69; and the disposition of various U.K. retail assets of $98. For 2000, total proceeds from sales of assets of $222 included the sale of Oklahoma gas plants and the sale of retail assets in the Dallas-Fort Worth area and the Gulf Coast region. There were no significant proceeds from any single asset sale in 1999. The after-tax earnings impact of such asset sales was a gain of $197 in 2001, $47 in 2000 and $10 in 1999.

     The carrying value of assets held for sale, primarily upstream property, plant and equipment, totaled $185 at December 31, 2001, and zero at December 31, 2000.

31.  OTHER FINANCIAL INFORMATION

     Research and development expenses were $96 for 2001, $58 for 2000, and $54 for 1999.

32.  TRANSACTIONS WITH DUPONT

     As disclosed in note 1, DuPont ceased to be a related party effective August 6, 1999. However, the 1999 consolidated financial statements included related party transactions with DuPont involving services such as cash management, other financial services, purchasing, legal, computer, corporate aviation and general corporate expenses that were provided between Conoco and DuPont organizations.

     Amounts charged to Conoco for these services were $21 for 1999. These amounts were principally included in selling, general and administrative expenses. We provided DuPont services such as computer, legal and purchasing, as well as certain technical and plant operating services. Charges for these services amounted to $15 for 1999. These charges to DuPont were treated as reductions, as appropriate, of cost of goods sold, operating expenses or selling, general and administrative expenses.

     Interest expense charged by DuPont was $91 for 1999 and reflected market-based interest rates. A portion of historical related party interest cost and other interest expense was capitalized as cost associated with major construction projects.

     Sales and other operating revenues included sales of products from Conoco to DuPont: principally natural gas and gas liquids supplied to several DuPont plant sites. These sales totaled $211 for 1999.

     In connection with the separation from DuPont and the initial public offering, Conoco and DuPont entered into a Tax Sharing Agreement and a Restructuring, Transfer and Separation Agreement. Certain disputes arose under these agreements and on November 8, 2001, these matters were settled. The $93 net effect of this settlement is included in additional paid-in capital as an adjustment to capitalization from DuPont.

33.  SUBSEQUENT AND OTHER EVENTS

     On November 18, 2001, Conoco and Phillips Petroleum Corporation (Phillips) announced that their boards of directors unanimously approved the merger of the two companies. The new company will be named ConocoPhillips. Under the terms of the agreement, Phillips shareholders will receive one share of new ConocoPhillips common stock for each share of Phillips stock they own, and Conoco shareholders will receive .4677 shares of new ConocoPhillips common stock for each share they own. The merger is conditioned upon, among other things, the approvals of the shareholders of each company and customary regulatory approvals. Both

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


companies intend to hold special meetings of stockholders on Tuesday, March 12, 2002, to seek approval of the proposed merger. Completion of the transaction is expected in the second half of 2002.

     On February 14, 2002, Gulf Canada announced that its board of directors approved the redemption of its Series I and Series II preferred stock and its
6.45 percent senior unsecured Canadian $100 notes due 2007. The Series II preferred shares will be redeemed on April 10, 2002, at a cost of Canadian $150; while both the Series I preferred shares and the 6.45 percent senior unsecured notes will be redeemed on April 22, 2002, at a cost of Canadian $472 and Canadian $106, respectively. See notes 20 and 22 for further details.

     In January 2002, Immingham CHP, L.L.P., a subsidiary of Conoco, executed a British pound 257 million bank facility for the planned construction of a 730 megawatt combined heat and power cogeneration plant near our Humber refinery in the U.K. The bank facility is designed to provide 65 percent of the construction costs of the project with the remaining 35 percent of the funds coming in the form of equity from certain Conoco subsidiaries. Borrowing under the bank facility is not projected to begin until September 2002. In addition, we have issued a construction support guarantee that indirectly guarantees up to approximately 25 percent of the debt depending upon the initial operating performance of the plant. This guarantee will be released upon meeting the various completion tests as required by the lenders. Subsequent to closing the facility and as required by the lender to mitigate certain risks, Immingham CHP entered into related foreign currency and interest rate derivative hedging instruments.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)

OIL AND GAS PRODUCING ACTIVITIES AND SYNCRUDE MINING OPERATIONS

     Supplemental Petroleum Data is comprised of information related to oil, gas and Canadian oil sands. Oil and gas disclosures are presented in accordance with SFAS No. 69, "Disclosures about Oil and Gas Producing Activities." Management views the oil sands reserves related to the Canadian Syncrude project and their development as an integral part of the oil and gas operations of the company. However, generally accepted accounting principles define these reserves as mining related and exclude these reserves from the conventional definition of oil and gas reserves. As a result, oil sands information, identified as "Syncrude Oil - Canada," is presented separately in the following Supplemental Petroleum Data.

RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES AND SYNCRUDE MINING OPERATIONS


                                                      OIL AND GAS PRODUCING ACTIVITIES
                                -----------------------------------------------------------------------
                                                                                  TOTAL                  SYNCRUDE
                                  UNITED                              OTHER   CONSOLIDATED   EQUITY        OIL-       TOTAL
                                  STATES     CANADA      EUROPE      REGIONS    COMPANIES  COMPANIES(6)  CANADA(7)  WORLDWIDE
                                ---------   ---------   ---------   --------- ------------ ------------ ----------  ---------
DECEMBER 31, 2001
Revenues
   Sales(1) ................... $   1,258   $     415   $   1,843   $     879   $   4,395   $     374   $      79   $   4,848
   Transfers ..................       525          33         503          (1)      1,060          --          --       1,060
Exploration(2) ................       (82)        (66)        (71)       (159)       (378)         --          --        (378)
Production ....................      (392)       (164)       (464)       (248)     (1,268)       (188)        (41)     (1,497)
DD&A(3) .......................      (453)       (346)       (570)        (90)     (1,459)        (65)         (6)     (1,530)
Other(4)(5) ...................       472          15           7          31         525          10          (1)        534
Income taxes ..................      (439)         20        (591)       (350)     (1,360)         24         (12)     (1,348)
                                ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total results of operations ... $     889   $     (93)  $     657   $      62   $   1,515   $     155   $      19   $   1,689
                                =========   =========   =========   =========   =========   =========   =========   =========
DECEMBER 31, 2000
Revenues
   Sales ...................... $   1,022   $     126   $   1,573   $     773   $   3,494   $     399   $      --   $   3,893
   Transfers ..................       688          --         731           1       1,420          --          --       1,420
Exploration(2) ................      (121)        (14)        (59)        (85)       (279)         --          --        (279)
Production ....................      (324)        (34)       (369)       (145)       (872)       (118)         --        (990)
DD&A ..........................      (366)        (31)       (526)        (50)       (973)        (31)         --      (1,004)
Other(4) ......................       (27)          2          73          15          63           5          --          68
Income taxes ..................      (293)        (26)       (698)       (373)     (1,390)        (38)         --      (1,428)
                                ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total results of operations ... $     579   $      23   $     725   $     136   $   1,463   $     217   $      --   $   1,680
                                =========   =========   =========   =========   =========   =========   =========   =========
DECEMBER 31, 1999
Revenues
   Sales ...................... $     646   $      45   $   1,192   $     506   $   2,389   $     212   $      --   $   2,601
   Transfers ..................       384          --         478          --         862          --          --         862
Exploration(2) ................       (64)         (8)        (62)       (136)       (270)         --          --        (270)
Production ....................      (287)        (11)       (433)       (120)       (851)        (81)         --        (932)
DD&A ..........................      (338)         (9)       (491)        (49)       (887)        (33)         --        (920)
Other(4) ......................        13          --           6          (1)         18          --          --          18
Income taxes ..................       (87)         10        (272)       (152)       (501)          8          --        (493)
                                ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total results of operations ... $     267   $      27   $     418   $      48   $     760   $     106   $      --   $     866
                                =========   =========   =========   =========   =========   =========   =========   =========

-------------------

(1)      2001 includes $38 in hedge realizations in the U.S.

(2) Includes exploration operating expenses, dry hole costs and impairment of unproved properties and depreciation.

(3) Includes impairment of assets held for sale in 2001 of $69 in the U.S. and $127 in Canada.

(4) Includes gain/(loss) on disposal of fixed assets and other miscellaneous revenues and expenses.

(5) Includes mark-to-market gains on derivatives not designated as hedges under SFAS No. 133, as amended, of $214 in the U.S. and $10 in Canada.

(6)      Includes our net share of equity affiliate information.

(7) Represents our 9.03 percent undivided interest in the Syncrude oil project.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)


COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES AND SYNCRUDE MINING OPERATIONS(1)



                                                 OIL AND GAS PRODUCING ACTIVITIES
                         --------------------------------------------------------------------------------
                                                                                 TOTAL                     SYNCRUDE
                           UNITED                                  OTHER      CONSOLIDATED     EQUITY        OIL -         TOTAL
                           STATES        CANADA       EUROPE      REGIONS      COMPANIES     COMPANIES(4)  CANADA(5)     WORLDWIDE
                         -----------  -----------  -----------  ------------  ------------  ------------- ------------  ------------
DECEMBER 31, 2001
Property acquisitions
    Proved(2)(3) ......  $       189  $     2,372  $       401  $        588  $      3,550  $        125  $        525  $      4,200
    Unproved ..........           12        1,115           44           401         1,572            17           270         1,859
Exploration ...........          122           67           96           254           539            --            --           539
Development ...........          544          247          350           223         1,364           176            43         1,583
                         -----------  -----------  -----------  ------------  ------------  ------------  ------------  ------------
Total .................  $       867  $     3,801  $       891  $      1,466  $      7,025  $        318  $        838  $      8,181
                         ===========  ===========  ===========  ============  ============  ============  ============  ============

DECEMBER 31, 2000
Property acquisitions
    Proved(2)(3) ......  $        24  $         1  $       776  $         24  $        825  $         --  $         --  $        825
    Unproved ..........            6            5           11            70            92            --            --            92
Exploration ...........          125           11           61           102           299            --            --           299
Development ...........          398           38          335           137           908           320            --         1,228
                         -----------  -----------  -----------  ------------  ------------  ------------  ------------  ------------
Total .................  $       553  $        55  $     1,183  $        333  $      2,124  $        320  $         --  $      2,444
                         ===========  ===========  ===========  ============  ============  ============  ============  ============

DECEMBER 31, 1999
Property acquisitions
    Proved(2)(3) ......  $         6  $       180  $        --  $         --  $        186  $         --  $         --  $        186
    Unproved ..........            1            6           12            --            19            --            --            19
Exploration ...........           97            3           72           104           276            --            --           276
Development ...........          304           19          342            72           737           337            --         1,074
                         -----------  -----------  -----------  ------------  ------------  ------------  ------------  ------------
Total .................  $       408  $       208  $       426  $        176  $      1,218  $        337  $         --  $      1,555
                         ===========  ===========  ===========  ============  ============  ============  ============  ============

-------------------

(1) These data comprise all costs incurred in the activities shown, whether capitalized or charged to expense at the time they were incurred.

(2)      Does not include properties acquired through property trades.

(3) Acquisition costs are shown after a gross up for SFAS No. 109, "Accounting for Income Taxes" of $190 in 2001 and $204 in 2000 for European properties; and a gross up of $48 in 1999 for Canadian properties.

(4)      Includes our net share of equity affiliate information.

(5) Represents our 9.03 percent undivided interest in the Syncrude oil project.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)


CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES AND SYNCRUDE MINING OPERATIONS


                                                   OIL AND GAS PRODUCING ACTIVITIES
                                    --------------------------------------------------------------
                                                                            TOTAL                   SYNCRUDE
                                    UNITED                    OTHER     CONSOLIDATED     EQUITY        OIL -     TOTAL
                                    STATES  CANADA  EUROPE  REGIONS(1)    COMPANIES   COMPANIES(1)  CANADA(2)  WORLDWIDE
                                    ------  ------  ------  ----------  ------------  ------------  ---------  ---------

DECEMBER 31, 2001
Gross costs
    Proved properties ............. $5,224  $2,917  $8,116  $    2,284  $     18,541  $      1,884  $     544  $  20,969
    Unproved properties ...........    373   1,122     321         708         2,524            16        258      2,798
Less
    Accumulated DD&A ..............  2,721     491   4,112       1,338         8,662           200          5      8,867
                                    ------  ------  ------  ----------  ------------  ------------  ---------  ---------
Total net costs ................... $2,876  $3,548  $4,325  $    1,654  $     12,403  $      1,700  $     797  $  14,900
                                    ======  ======  ======  ==========  ============  ============  =========  =========

DECEMBER 31, 2000
Gross costs
    Proved properties ............. $5,266  $  490  $7,461  $    1,513  $     14,730  $      1,728  $      --  $  16,458
    Unproved properties ...........    497      56     322         231         1,106            --         --      1,106
Less
    Accumulated DD&A ..............  3,099     185   3,668       1,245         8,197           164         --      8,361
                                    ------  ------  ------  ----------  ------------  ------------  ---------  ---------
Total net costs ................... $2,664  $  361  $4,115  $      499  $      7,639  $      1,564  $      --  $   9,203
                                    ======  ======  ======  ==========  ============  ============  =========  =========

DECEMBER 31, 1999
Gross costs
    Proved properties ............. $4,968  $  396  $6,939  $    1,358  $     13,661  $      1,411  $      --  $  15,072
    Unproved properties ...........    651      51     331         168         1,201            --         --      1,201
Less
    Accumulated DD&A ..............  3,024     147   3,507       1,209         7,887           134         --      8,021
                                    ------  ------  ------  ----------  ------------  ------------  ---------  ---------
Total net costs ................... $2,595  $  300  $3,763  $      317  $      6,975  $      1,277  $      --  $   8,252
                                    ======  ======  ======  ==========  ============  ============  =========  =========



-------------------

(1)      Includes our net share of equity affiliate information.

(2) Represents our 9.03 percent undivided interest in the Syncrude oil project.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)


     The SEC defines proved reserves as the quantities of crude oil, condensate, natural gas liquids and natural gas that geological and engineering data demonstrate with reasonable certainty are recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those volumes that are expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are those volumes that are expected to be recovered as a result of future investments to drill new wells; recompletion of existing wells; and/or installation of facilities to collect and deliver the production from existing and future wells. In addition to conventional liquids and natural gas proved reserves defined by the SEC, we have significant interests in proven oil sands in Canada associated with the Syncrude oil project.

ESTIMATED PROVED RESERVES OF OIL, GAS AND SYNCRUDE IN MILLIONS OF BARRELS OF OIL EQUIVALENT (MMBOE)


                                              OIL AND GAS PRODUCING ACTIVITIES(1)(2)
                                       -----------------------------------------------------
                                               CONSOLIDATED COMPANIES(3)           EQUITY       SYNCRUDE
                                       --------------------------------------    COMPANIES        OIL -        TOTAL
                                           OIL          GAS           TOTAL     OIL & GAS(4)    CANADA(5)    WORLDWIDE
                                       ----------    ----------    ----------   ------------    ---------    ---------

DECEMBER 31, 2001
Beginning of year ..................          828           956         1,784            863           --        2,647
Revisions and other changes ........           15             8            23            (43)           3          (17)
Extensions and discoveries .........          156           159           315              4           --          319
Improved recovery ..................           10             5            15             --           --           15
Purchase of reserves(6) ............          225           447           672             39          281          992
Sale of reserves ...................          (25)          (19)          (44)           (52)          --          (96)
Production .........................         (127)         (122)         (249)           (28)          (4)        (281)
                                       ----------    ----------    ----------   ------------    ---------    ---------
End of year ........................        1,082         1,434         2,516            783          280        3,579
                                       ==========    ==========    ==========   ============    =========    =========

DECEMBER 31, 2000
Beginning of year ..................          788           967         1,755            799           --        2,554
Revisions and other changes ........           46           (30)           16             (1)          --           15
Extensions and discoveries .........           56            86           142             87           --          229
Improved recovery ..................           --            --            --             --           --           --
Purchase of reserves ...............           55            37            92             --           --           92
Sale of reserves ...................           (2)           (1)           (3)            --           --           (3)
Production .........................         (115)         (103)         (218)           (22)          --         (240)
                                       ----------    ----------    ----------   ------------    ---------    ---------
End of year ........................          828           956         1,784            863           --        2,647
                                       ==========    ==========    ==========   ============    =========    =========

DECEMBER 31, 1999
Beginning of year ..................          863           967         1,830            792           --        2,622
Revisions and other changes ........           (6)            1            (5)             2           --           (3)
Extensions and discoveries .........           54            75           129             21           --          150
Improved recovery ..................           --            --            --             --           --           --
Purchase of reserves ...............            1            29            30             --           --           30
Sale of reserves ...................           (8)           (5)          (13)            --           --          (13)
Production .........................         (116)         (100)         (216)           (16)          --         (232)
                                       ----------    ----------    ----------   ------------    ---------    ---------
End of year ........................          788           967         1,755            799           --        2,554
                                       ==========    ==========    ==========   ============    =========    =========



-------------------

(1) Oil reserves comprise crude oil and condensate, and natural gas liquids expected to be removed for Conoco's account from its natural gas deliveries.

(2) Natural gas has been converted to liquids at a ratio of 6,000 cubic feet of natural gas to 1 barrel of liquid.

(3)      2001 includes a minority interest holding of 67 MMBOE.

(4)      Includes our net share of equity affiliate information.

(5) Proven oil sands reserves are attributable to our 9.03 percent undivided interest in the Syncrude oil project after deducting estimated net profit royalty. Additional reserves will be added as development progresses.

(6)      Purchase of reserves in 2001 includes 928 MMBOE for Gulf Canada.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)


ESTIMATED PROVED RESERVES OF OIL AND SYNCRUDE IN MILLIONS OF BARRELS


                                                     OIL AND GAS PRODUCING ACTIVITIES(1)
                                    -------------------------------------------------------------------------
                                                                                        TOTAL                  SYNCRUDE
                                      UNITED                              OTHER     CONSOLIDATED   EQUITY        OIL -      TOTAL
                                      STATES      CANADA      EUROPE    REGIONS(7)   COMPANIES   COMPANIES(4)  CANADA(6)  WORLDWIDE
                                    ----------  ----------  ----------  ----------   ----------  ------------ ----------  ---------


DECEMBER 31, 2001
Beginning of year .................        249           7         405         167          828         810          --       1,638
Revisions and other changes .......         (3)         --         (17)         35           15         (43)          3         (25)
Extensions and discoveries ........         50           3          61          42          156           3          --         159
Improved recovery .................         --          --          --          10           10          --          --          10
Purchase of reserves(2)(5) ........         --         165          34          26          225          37         281         543
Sale of reserves(3) ...............        (25)         --          --          --          (25)         --          --         (25)
Production ........................        (27)        (11)        (57)        (32)        (127)        (27)         (4)       (158)
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
End of year .......................        244         164         426         248        1,082         780         280       2,142
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========

DECEMBER 31, 2000
Beginning of year .................        238           8         383         159          788         742          --       1,530
Revisions and other changes .......         23          --          16           7           46           2          --          48
Extensions and discoveries ........         19          --          18          19           56          87          --         143
Improved recovery .................         --          --          --          --           --          --          --          --
Purchase of reserves(2) ...........         --          --          45          10           55          --          --          55
Sale of reserves(3) ...............         (2)         --          --          --           (2)         --          --          (2)
Production ........................        (29)         (1)        (57)        (28)        (115)        (21)         --        (136)
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
End of year .......................        249           7         405         167          828         810          --       1,638
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========

DECEMBER 31, 1999
Beginning of year .................        261          11         410         181          863         728          --       1,591
Revisions and other changes .......          4          (2)         (5)         (3)          (6)          8          --           2
Extensions and discoveries ........          7          --          37          10           54          21          --          75
Improved recovery .................         --          --          --          --           --          --          --          --
Purchase of reserves(2) ...........          1          --          --          --            1          --          --           1
Sale of reserves(3) ...............         (8)         --          --          --           (8)         --          --          (8)
Production ........................        (27)         (1)        (59)        (29)        (116)        (15)         --        (131)
                                    ----------  ----------  ----------  ----------   ----------  ----------  ----------  ----------
End of year .......................        238           8         383         159          788         742          --       1,530
                                    ==========  ==========  ==========  ==========   ==========  ==========  ==========  ==========


PROVED DEVELOPED RESERVES IN MILLIONS OF BARRELS

December 31, 2001.............             192         137         226         154          709         289         155       1,153
December 31, 2000.............             215           6         256         130          607         193          --         800
December 31, 1999.............             202           7         217         139          565         129          --         694
December 31, 1998.............             222           8         228         164          622          92          --         714

----------------

(1) Oil reserves comprise crude oil and condensate, and natural gas liquids expected to be removed for Conoco's account from its natural gas deliveries.

(2)      Includes reserves acquired through property trades.

(3)      Includes reserves disposed of through property trades.

(4)      Includes our net share of equity affiliate information.

(5)      Purchase of reserves in 2001 includes 510 MMBOE for Gulf Canada.

(6) Proven oil sand reserves are attributable to our 9.03 percent undivided interest in the Syncrude oil project, after deducting estimated net profit royalty. Additional reserves will be added as development progresses.

(7)      Other regions includes a minority interest holding of 5 MMBOE for 2001.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)


ESTIMATED PROVED RESERVES OF GAS IN BILLION CUBIC FEET (BCF)



                                                     OIL AND GAS PRODUCING ACTIVITIES
                                    -------------------------------------------------------------------------
                                                                                        TOTAL
                                      UNITED                              OTHER     CONSOLIDATED     EQUITY       TOTAL
                                      STATES      CANADA      EUROPE    REGIONS(7)   COMPANIES    COMPANIES(6)  WORLDWIDE
                                    ----------  ----------  ----------  ----------  ------------  ------------  ---------


DECEMBER 31, 2001
Beginning of year .................      2,061         327       2,837         511         5,736           317      6,053
Revisions and other changes(1) ....        (56)        (56)         76          84            48             1         49
Extensions and discoveries ........        354          94         356         148           952             8        960
Improved recovery .................         --          --          26          --            26            --         26
Purchase of reserves(2)(3) ........        175       1,166         116       1,227         2,684            14      2,698
Sale of reserves(4) ...............       (105)         --          (7)         --          (112)         (314)      (426)
Production ........................       (291)       (111)       (301)        (31)         (734)           (7)      (741)
                                     ---------   ---------   ---------   ---------   -----------   -----------   --------
End of year .......................      2,138       1,420       3,103       1,939         8,600            19      8,619
                                     =========   =========   =========   =========   ===========   ===========   ========

DECEMBER 31, 2000
Beginning of year .................      2,166         385       2,884         364         5,799           343      6,142
Revisions and other changes(1)(5)..       (110)        (39)         42         (69)         (176)          (19)      (195)
Extensions and discoveries ........        284          14           1         216           515            --        515
Purchase of reserves(2) ...........         19          --         203          --           222            --        222
Sales of reserves(4) ..............         (7)         --          --          --            (7)           --         (7)
Production ........................       (291)        (33)       (293)         --          (617)           (7)      (624)
                                     ---------   ---------   ---------   ---------   -----------   -----------   --------
End of year .......................      2,061         327       2,837         511         5,736           317      6,053
                                     =========   =========   =========   =========   ===========   ===========   ========

DECEMBER 31, 1999
Beginning of year .................      2,319         234       3,053         196         5,802           381      6,183
Revisions and other changes(1) ....        (34)         (4)         31          14             7           (35)       (28)
Extensions and discoveries ........        219           8          65         154           446            --        446
Purchase of reserves(2) ...........          8         166          --          --           174             3        177
Sale of reserves(4) ...............        (30)         --          --          --           (30)           --        (30)
Production ........................       (316)        (19)       (265)         --          (600)           (6)      (606)
                                     ---------   ---------   ---------   ---------   -----------   -----------   --------
End of year .......................      2,166         385       2,884         364         5,799           343      6,142
                                     =========   =========   =========   =========   ===========   ===========   ========



PROVED DEVELOPED RESERVES IN BILLION CUBIC FEET

December 31, 2001..................      1,868       1,260       2,205         679       6,012          17       6,029
December 31, 2000..................      1,788         292       2,295          --       4,375          74       4,449
December 31, 1999..................      1,792         355       2,017          --       4,164          72       4,236
December 31, 1998..................      1,828         209       1,954          --       3,991          66       4,057


----------------

(1) Includes other regions' price-driven revisions to gas reserve entitlements under production-sharing contracts and similar arrangements.

(2)      Includes reserves acquired through property trades.

(3)      Purchase of reserves in 2001 includes 2,503 BCF for Gulf Canada.

(4)      Includes reserves disposed of through property trades.

(5) Year 2000 data includes revisions due to wet gas and natural gas liquids accounting realignment in the U.S. This resulted in net additional reserves of 11 MMBOE.

(6)      Includes our net share of equity affiliate information.

(7)      In 2001, other regions includes a minority interest holding of 376 BCF.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES


     The information on the following pages have been prepared in accordance with SFAS No. 69, which requires the standardized measure of discounted future net cash flows to be based on year-end prices, costs and statutory income tax rates and a 10 percent annual discount rate. Specifically, the per barrel oil prices used to calculate the December 31, 2001 data averaged $16.72 for the U.S., $17.31 for Canada, $17.79 for Europe and $18.43 for other regions. The gas prices per thousand cubic feet used averaged $2.41 for the U.S., $1.96 for Canada, $3.64 for Europe and $2.65 for other regions. Because prices used in the calculation are as of December 31, the standardized measure could vary significantly from year to year based on market conditions at that specific date. Future net cash flows from our interest in Canadian Syncrude are excluded, as are gains from closing current commodity hedge positions.

     The projections should not be viewed as realistic estimates of future cash flows nor should the "standardized measure" be interpreted as representing current value to Conoco. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used and actual costs also may vary. Conoco's investment and operating decisions are not based on the information presented on the following page, but on a wide range of reserve estimates that include probable as well as proved reserves, and on different price and cost assumptions from those reflected in this information.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

                                                                                          TOTAL
                                       UNITED                              OTHER       CONSOLIDATED      EQUITY           TOTAL
                                       STATES     CANADA      EUROPE     REGIONS(3)     COMPANIES      COMPANIES(1)     WORLDWIDE
                                     ---------   ---------   ---------   ----------    ------------    ------------     ---------
DECEMBER 31, 2001
Future cash flows
   Revenues .......................  $   8,769   $   5,465   $  18,729   $    9,295    $     42,258    $      8,748     $  51,006
   Production costs ...............     (2,919)     (2,599)     (5,007)      (2,827)        (13,352)         (2,120)      (15,472)
   Development costs ..............       (440)       (378)     (1,543)      (1,535)         (3,896)           (724)       (4,620)
   Income tax expense .............     (1,290)       (727)     (5,669)      (2,469)        (10,155)         (1,184)      (11,339)
                                     ---------   ---------   ---------   ----------    ------------    ------------     ---------
Future net cash flows .............      4,120       1,761       6,510        2,464          14,855           4,720        19,575
Discounted to present value at a
   10% annual rate ................     (1,806)       (707)     (2,226)      (1,365)         (6,104)         (3,042)       (9,146)
                                     ---------   ---------   ---------   ----------    ------------    ------------     ---------

Total(2) ..........................  $   2,314   $   1,054   $   4,284   $    1,099    $      8,751    $      1,678     $  10,429
                                     =========   =========   =========   ==========    ============    ============     =========

DECEMBER 31, 2000
Future cash flows
   Revenues .......................  $  25,990   $   3,174   $  17,664   $    5,346    $     52,174    $     15,366     $  67,540
   Production costs ...............     (3,342)       (333)     (4,794)      (1,229)         (9,698)         (1,578)      (11,276)

   Development costs ..............       (304)        (37)       (627)        (936)         (1,904)         (1,239)       (3,143)
   Income tax expense .............     (7,505)       (794)     (6,515)      (2,078)        (16,892)         (3,341)      (20,233)
                                     ---------   ---------   ---------   ----------    ------------    ------------     ---------

Future net cash flows .............     14,839       2,010       5,728        1,103          23,680           9,208        32,888
Discounted to present value at a
   10% annual rate ................     (6,350)       (754)     (1,699)        (538)         (9,341)         (5,771)      (15,112)
                                     ---------   ---------   ---------   ----------    ------------    ------------     ---------
Total .............................  $   8,489   $   1,256   $   4,029   $      565    $     14,339    $      3,437     $  17,776
                                     =========   =========   =========   ==========    ============    ============     =========

DECEMBER 31, 1999
Future cash flows
   Revenues .......................  $   9,824   $   1,010   $  15,724   $    5,124    $     31,682    $     13,524     $  45,206
   Production costs ...............     (2,604)       (244)     (4,460)        (987)         (8,295)         (2,489)      (10,784)
   Development costs ..............       (347)        (35)       (665)        (526)         (1,573)         (1,168)       (2,741)
   Income tax expense .............     (1,805)       (270)     (5,581)      (2,556)        (10,212)         (2,522)      (12,734)
                                     ---------   ---------   ---------   ----------    ------------    ------------     ---------
Future net cash flows .............      5,068         461       5,018        1,055          11,602           7,345        18,947
Discounted to present value at a
   10% annual rate ................     (2,157)       (185)     (1,468)        (563)         (4,373)         (5,039)       (9,412)
                                     ---------   ---------   ---------   ----------    ------------    ------------     ---------
Total .............................  $   2,911   $     276   $   3,550   $      492    $      7,229    $      2,306     $   9,535
                                     =========   =========   =========   ==========    ============    ============     =========


-------------

(1)      Includes our net share of equity affiliate information.

(2) Does not include the discounted future net cash flows from Canadian Syncrude of $472 and unrecognized hedge positions of $92 after-tax at December 31, 2001.

(3)      In 2001, other regions includes $170 for a minority interest holding.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)


SUMMARY OF CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES


                                                                           CONSOLIDATED          EQUITY             TOTAL
                                                                             COMPANIES        COMPANIES(1)        WORLDWIDE
                                                                           ------------       ------------        ---------

DECEMBER 31, 2001
Balance at beginning of year ............................................  $     14,339       $      3,437        $  17,776
Sales and transfers of oil and gas produced, net of production costs ....        (4,187)              (186)          (4,373)
Development costs incurred during the period ............................         1,364                176            1,540
Net changes in prices and in development and production costs ...........       (14,054)            (2,765)         (16,819)
Extensions, discoveries and improved recovery, less related costs .......         2,531                 --            2,531
Revisions of previous quantity estimates ................................           132               (152)             (20)
Purchases (sales) of reserves in place - net(2) .........................         2,757                (32)           2,725
Accretion of discount ...................................................         2,377                348            2,725
Net change in income taxes ..............................................         3,881                847            4,728
Other ...................................................................          (389)                 5             (384)
                                                                           ------------       ------------        ---------
Balance at end of year ..................................................  $      8,751       $      1,678        $  10,429
                                                                           ============       ============        =========

DECEMBER 31, 2000
Balance at beginning of year ............................................  $      7,229       $      2,306        $   9,535
Sales and transfers of oil and gas produced, net of production costs ....        (4,041)              (281)          (4,322)
Development costs incurred during the period ............................           908                320            1,228
Net changes in prices and in development and production costs ...........         9,150                541            9,691
Extensions, discoveries and improved recovery, less related costs .......         2,241                423            2,664
Revisions of previous quantity estimates ................................            77                (39)              38
Purchases (sales) of reserves in place - net ............................           869                 --              869
Accretion of discount ...................................................         1,321                294            1,615
Net change in income taxes ..............................................        (3,450)              (444)          (3,894)
Other ...................................................................            35                317              352
                                                                           ------------       ------------        ---------
Balance at end of year ..................................................  $     14,339       $      3,437        $  17,776
                                                                           ============       ============        =========

DECEMBER 31, 1999
Balance at beginning of year ............................................  $      4,203       $        261        $   4,464
Sales and transfers of oil and gas produced, net of production costs ....        (2,400)              (124)          (2,524)
Development costs incurred during the period ............................           737                337            1,074
Net changes in prices and in development and production costs ...........         6,650              2,112            8,762
Extensions, discoveries and improved recovery, less related costs .......         1,023                 80            1,103
Revisions of previous quantity estimates ................................           (24)                25                1
Purchases (sales) of reserves in place - net ............................            99                  2              101
Accretion of discount ...................................................           620                 36              656
Net change in income taxes ..............................................        (3,978)              (530)          (4,508)
Other ...................................................................           299                107              406
                                                                           ------------       ------------        ---------
Balance at end of year ..................................................  $      7,229       $      2,306        $   9,535
                                                                           ============       ============        =========



  --------------------

(1)      Includes our net share of equity affiliate information.

(2) Purchase (sales) of reserves in place - net in 2001 includes $2,644 for Gulf Canada recognizing the proved reserves upon the mid-year 2001 acquisition valued at year-end prices less estimated future costs.

                      CONSOLIDATED QUARTERLY FINANCIAL DATA
                                   (UNAUDITED)
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)



                                                                                QUARTER ENDED
                                                           -----------------------------------------------------------------
                                                             MARCH 31         JUNE 30       SEPTEMBER 30         DECEMBER 31
                                                           ------------     ------------    -------------       ------------

2001
Sales and other operating revenues(1)(2) ................  $     10,625     $     10,377     $      9,627       $      8,108
Cost of goods sold and other expenses(3) ................  $      9,457     $      9,382     $      9,102       $      8,215
Interest and debt expense ...............................  $         75     $         67     $        135       $        119
Net income before special items .........................  $        616     $        606     $        404       $        197
Net income before extraordinary item and accounting
   change ...............................................  $        616     $        552     $        281       $        147
Extraordinary item, charge for the early
   extinguishment of debt net of income taxes ...........            --               --              (24)               (20)
Cumulative effect of accounting change, net of income
   tax ..................................................            37               --               --                 --
                                                           ------------     ------------     ------------       ------------
Net income ..............................................  $        653(4)  $        552(5)  $        257(6)    $        127(7)
                                                           ============     ============     ============       ============
Earnings per share
   Basic(12)
   Before extraordinary item and accounting change ......  $        .99     $        .88     $        .45       $        .23
   Extraordinary item ...................................            --               --             (.04)              (.03)
   Cumulative effect of accounting change ...............           .05               --               --                 --
                                                           ------------     ------------     ------------       ------------
                                                           $       1.04     $        .88     $        .41       $        .20
                                                           ============     ============     ============       ============
   Diluted(12)
   Before extraordinary item and accounting change ......  $        .97     $        .87     $        .44       $        .23
   Extraordinary item ...................................            --               --             (.04)              (.03)
   Cumulative effect of accounting change ...............           .06               --               --                 --
                                                           ------------     ------------     ------------       ------------
                                                           $       1.03     $        .87     $        .40       $        .20
                                                           ============     ============     ============       ============

Dividends per common share ..............................  $        .19     $        .19     $        .19       $        .19
Market price of Conoco common stock(13)
   High .................................................  $         --     $         --     $         --       $      28.80
   Low ..................................................  $         --     $         --     $         --       $      23.97
Market price of Class A common stock(14)
   High .................................................  $      30.79     $      32.99     $      31.60       $      26.58
   Low ..................................................  $      25.75     $      26.30     $      23.65       $      24.60
Market price of Class B common stock(14)
   High .................................................  $      31.10     $      33.35     $      32.00       $      26.57
   Low ..................................................  $      26.00     $      26.75     $      23.77       $      24.61

2000
Sales and other operating revenues(1) ...................  $      8,524     $      9,357     $     10,587       $     10,269
Cost of goods sold and other expenses ...................  $      7,896     $      8,643     $      9,654       $      9,298
Interest and debt expense ...............................  $         83     $         89     $         78       $         88
Net income before special items .........................  $        391     $        460     $        523       $        574
Net income ..............................................  $        399(8)  $        456(9)  $        497(10)   $        550(11)
Earnings per share
   Basic(12) ............................................  $        .64     $        .73     $        .80       $        .88
   Diluted(12) ..........................................  $        .63     $        .72     $        .79       $        .87
Dividends per common share ..............................  $        .19     $        .19     $        .19       $        .19
Market price of Class A common stock(14)
   High .................................................  $      27.88     $      27.06     $      27.63       $      29.56
   Low ..................................................  $      18.81     $      22.00     $      21.38       $      24.00
Market price of Class B common stock(14)
   High .................................................  $      28.75     $      29.00     $      28.75       $      29.69
   Low ..................................................  $      19.00     $      23.25     $      22.31       $      24.69

(1) Excludes other income and equity in earnings of affiliates of $52, $173, $194 and $383 in each of the quarters in 2001 and $167, $149, $110 and $124 in each of the quarters in 2000.

(2) Includes a reclassification of revenues previously reported as a reduction in cost of goods sold and other expenses for sales of crude oil from Conoco's subsidiaries of $90, $117 and $77 for the first, second and third quarters of 2001, respectively.

                      CONSOLIDATED QUARTERLY FINANCIAL DATA
                                   (UNAUDITED)
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


(3)      Excludes provision for income taxes.

(4) Includes $37 for a cumulative transition gain recorded on January 1, 2001, upon initial adoption of SFAS No. 133, as amended.

(5) Includes a $54 charge to record repairs and other costs associated with the April 16, 2001 explosion and fire at our Humber refinery in North Lincolnshire, U.K.

(6) Includes a $23 gain from the sale of our Pocahontas Gas Partnership, a write-down of $44 of certain upstream producing assets held for sale, a write-down of $23 of a downstream joint-venture investment held for sale, a charge of $41 related to an adverse ruling on the patent dispute with GTA, a $24 extraordinary item charge for a premium on the early repayment of Gulf Canada debt securities and a foreign currency exchange loss of $38 associated with the purchase of Gulf Canada.

(7) Includes $70 for settlement costs associated with the separation agreement from DuPont related to a discontinued business; $87 for the write-down of western Canadian legacy assets held for sale; $23 for the write-down of an equity investment held for sale; $20 premium charge on the early retirement of debt related to the acquisition of Gulf Canada; and $4 of costs associated with the Conoco Phillips merger; partially offset by a $134 gain from the sale of various Gulf of Mexico properties.

(8) Includes $8 reflecting a $27 gain from the sale of natural gas processing assets in the U.S. partially offset by a $16 loss for litigation provisions and $3 for the write-off of related refinery assets.

(9) Includes $4 for settlement costs associated with the separation agreement from DuPont related to a discontinued business.

(10) Includes $26 for the write-off of our share of a Colombian power venture.

(11) Includes $24 related to the write-down of an international refinery venture's inventories to market value.

(12) Earnings per share for the year may not equal the sum of the quarterly earnings per share due to changes in average shares outstanding (see note 10 to the consolidated financial statements).

(13) On September 21, 2001, our shareholders approved the combination of Conoco's Class A and Class B common stock into a single class of new common stock on a one-for-one basis. As a result of the combination, each outstanding share of Class A and Class B common stock was converted into one share of new class of common stock. On October 8, 2001, the combination was effective and the new common stock began trading on the New York Stock Exchange under the symbol COC. The stock symbols COC.A and COC.B no longer apply. Prices are reported by the New York Stock Exchange.

(14) Conoco's Class A common stock commenced trading on October 22, 1998, subsequent to Conoco's initial public offering. Class B common stock commenced trading on August 16, 1999, subsequent to the conclusion of DuPont's exchange offer, which resulted in 100 percent of Class B common stock being distributed to DuPont shareholders. Class A and Class B common stock (trading symbol COC.A and COC.B) traded on the New York Stock Exchange until October 8, 2001, when they were combined into a single class of common stock. Prices are reported by the New York Stock Exchange.